Rule 424(b)(3)
                                                                  No. 333-37657

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 26, 1998. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

                               THE PRIOR OFFERINGS

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering, the Company commenced its 1997 Offering of up to 27,500,000 shares. Upon completion of its 1997 Offering on March 2, 1998, the Company had received aggregate subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the Reinvestment Plan. Net offering proceeds to the Company after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses totalled approximately $227,100,000. As of March 2, 1998, the Company had invested or committed for investment approximately $282,900,000 of aggregate net proceeds from the Initial Offering and the 1997 Offering in 250 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $78,200,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

                                    BUSINESS

COMPLETED INVESTMENTS

         As of March 2, 1998, the Company had invested or committed for investment approximately $282,900,000 of net proceeds from the Prior Offerings in 250 Properties (185 Properties which consist of land and building, 44 Properties which consist of land only and 21 Properties which consist of building only), in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and to pay related acquisition fees and acquisition expenses. All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 9 to 25 years after the date on which each lease commenced.




March 26, 1998                                Prospectus Dated January 26, 1998

         The following tables set forth information for the Properties owned by the Company as of March 2, 1998, including the number of Properties by Restaurant Chain and the number of Properties by state.

         Restaurant                                      Number of Properties
         ----------                                      --------------------

         Applebee's                                                 2
         Arby's                                                    10
         Bennigan's                                                 1
         Black-eyed Pea                                            18
         Boston Market                                             32
         Burger King                                                9
         Charley's Place                                            2
         Chevy's Fresh Mex                                          4
         Darryl's                                                  15
         Denny's                                                    4
         Einstein Bros. Bagels                                      2
         Golden Corral                                             30
         Ground Round                                              13
         Houlihan's                                                 3
         IHOP                                                       8
         Jack in the Box                                           30
         KFC                                                        1
         Mr. Fable's                                                1
         On The Border                                              1
         Pizza Hut                                                 44
         Popeyes                                                    1
         Ruby Tuesday's                                             1
         Ruth's Chris Steak House                                   1
         Ryan's Family Steak House                                  1
         Shoney's                                                   3
         TGI Friday's                                               1
         Tumbleweed Southwest Mesquite Grill & Bar                  7
         Wendy's                                                    5
                                                                 ----

              Total                                               250

         State                                      Number of Properties
         -----                                      --------------------

         Alabama                                               5
         Arizona                                               8
         California                                           23
         Colorado                                              5
         Connecticut                                           1
         Delaware                                              1
         Florida                                              14
         Georgia                                               2
         Idaho                                                 1
         Illinois                                              5
         Indiana                                               5
         Iowa                                                  5
         Kansas                                                3
         Kentucky                                              4
         Maryland                                              7
         Michigan                                              8
         Minnesota                                             3
         Missouri                                              7
         Nebraska                                              1
         Nevada                                                2
         New Jersey                                            2
         New Mexico                                            3
         New York                                              1
         North Carolina                                        9
         Ohio                                                 37
         Oklahoma                                              6
         Oregon                                                3
         Pennsylvania                                          6
         Tennessee                                            15
         Texas                                                35
         Utah                                                  1
         Virginia                                              8
         Washington                                            2
         West Virginia                                        10
         Wisconsin                                             2
                                                            ----

              Total                                          250



                                       -3-

PROPERTY ACQUISITIONS

         Between January 1, 1998 and March 2, 1998, the Company acquired six Properties consisting of land and building. These Properties are two Golden Corral Properties (one in each of Dubuque, Iowa; and Edmond, Oklahoma), two Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Clarksville and Hermitage, Tennessee), one Arby's Property (in Jacksonville, Florida) and one Jack in the Box Property (in Los Angeles, California).

         In connection with the purchase of the two Golden Corral Properties, the two Tumbleweed Southwest Mesquite Grill & Bar Properties, the one Arby's Property and the one Jack in the Box Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -

Description of Property Leases." In addition, in connection with the purchase of these Properties, which are to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The following table sets forth the location of the six Properties consisting of land and building, acquired by the Company, from January 1, 1998 through March 2, 1998, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                   From January 1, 1998 through March 2, 1998

                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum                              Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)     Percentage Rent    To Purchase
---------------------     ------------     --------      ---------------       ---------------     ---------------    -----------
Golden Corral (6)        $520,186         01/20/98      07/2013; four       10.75% of Total        for each lease    during the
(the "Dubuque #2         (excluding                     five-year           Cost (4)               year, 5% of       first through
Property")               development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Dubuque #2                                                                                     $2,833,105 (5)    through
Property is located on                                                                                               fifteenth
the northeast corner of                                                                                              lease years
the intersection of                                                                                                  only
Northwest Arterial and
Chavenelle Road, in
Dubuque, Dubuque
County, Iowa, in an
area of mixed retail,
commercial, and
residential
development.






Golden Corral (6)        $546,484         01/20/98      07/2013; four       10.75% of Total        for each lease    during the
(the "Edmond             (excluding                     five-year           Cost (4)               year, 5% of       first through
Property")               development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Edmond Property                                                                                $2,776,470 (5)    through
is located on the                                                                                                    fifteenth
northwest corner of                                                                                                  lease years
Broadway Extension                                                                                                   only
and Comfort Drive, in
Edmond, Oklahoma
County, Oklahoma, in
an  area  of  mixed
retail,  commercial,
and  residential
development.  Other
fast-food and family-
style  restaurants
located in  proximity
to the Edmond Property
include an Applebee's,
a Chili's, an Outback
Steak House, a Perkins,
a Chick-Fil-A, a Taco
Bell, a McDonald's, a
Burger King, a Hardee's,
and several local
restaurants.





                                                         Lease Expira-
Property Location and    Purchase          Date            tion and             Minimum                               Option
Competition              Price (1)       Acquired       Renewal Options      Annual Rent (2)     Percentage Rent    To Purchase
---------------------    ---------       --------       ---------------      ---------------     ---------------    -----------
Tumbleweed               $565,440         02/10/98      02/2018; two        11% of Total Cost     for each lease     at any time
Southwest Mesquite       (excluding                     five-year           (4); increases by     year, (i) 5% of    after the
   Grill & Bar (7)       development                    renewal options     10% after the fifth   annual gross       seventh
(the "Clarksville        costs) (3)                                         lease year and after  sales  minus       lease year
Property")                                                                  every five years      (ii) the
Restaurant to be                                                            thereafter during the minimum
constructed                                                                 lease term            annual rent for
                                                                                                  such lease year
The Clarksville
Property is located
on the northwest
corner of Wilma-
Rudolph Boulevard
and SR 374, in
Clarksville,
Montgomery County,
Tennessee, in an area
of mixed retail,
commercial, and
residential development.

Tumbleweed               $511,103         02/10/98      02/2018; two        11% of Total Cost     for each lease     at any time
Southwest Mesquite       (excluding                     five-year           (4); increases by     year, (i) 5% of    after the
   Grill & Bar (7)       development                    renewal options     10% after the fifth   annual gross       seventh
(the "Hermitage          costs) (3)                                         lease year and after  sales minus (ii)   lease year
Property")                                                                  every five years      the minimum
Restaurant to be                                                            thereafter during the annual rent for
constructed                                                                 lease term            such lease year

The Hermitage Property
is located on the east
side of Old Hickory
Boulevard, in Hermitage,
Davidson County,
Tennessee, in an area
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Hermitage
Property include an Applebee's
and a Schlotzsky's Deli.




                                                          Lease Expira-
Property Location and       Purchase          Date          tion and               Minimum                             Option
Competition                 Price (1)       Acquired     Renewal Options        Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------      --------     ---------------        ---------------    ---------------   -----------
Arby's                   $424,738          02/20/98     02/2018; two                 (8)                None         at any time
(the "Jacksonville       (excluding                     five-year                                                    after the
Property")               development                    renewal options                                              seventh
Restaurant to be         costs) (3)                                                                                  lease year
constructed

The Jacksonville Property
is    located    on   the
northwest    corner    of
DeBarry  Avenue and Wells
Road,  in   Jacksonville,
Clay County,  Florida, in
an area of mixed  retail,
commercial,           and
residential  development.
Other    fast-food    and
family- style restaurants
located in  proximity  to
the Jacksonville Property
include a  Steak-n-Shake,
a  Chili's,   an  Outback
Steak  House,   a  Burger
King, a Ruby  Tuesday,  a
Tony Roma's,  and several
local restaurants.




Jack in the Box          $1,380,250        02/23/98     02/2016; four       $134,574 (9);               None         at any time
(the "Los Angeles #4     (3) (9)                        five-year           increases by 8%                          after the
Property")                                              renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Los Angeles #4                                                          term
Property is located on
the southeast corner of
Pico Boulevard and
Hoover Street, in Los
Angeles, Los Angeles
County, California, in
an area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Los Angeles #4 Property
include a Wendy's, a
Domino's Pizza and several
local restaurants.


-------------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the construction Properties acquired, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis
         --------                                -----------------

         Dubuque #2 Property                            $1,074,000
         Edmond Property                                 1,012,000
         Clarksville Property                              926,000
         Hermitage Property                                926,000
         Jacksonville Property                             599,000
         Los Angeles #4 Property                           620,000

(2) For the Dubuque #2 and Edmond Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Clarksville, Hermitage and Jacksonville Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Dubuque #2 and Edmond Properties, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Clarksville and Hermitage Properties, as described above, the tenant shall pay monthly "interim rent" equal to 11% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Jacksonville Property, as described above, the tenant shall pay "interim rent" equal to the product of 325 basis points over the "Applicable Treasury Rate" (US Treasuries with a maturity date of 20 years) multiplied by the amounts funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property                   Estimated Maximum Cost      Estimated Final Completion Date
         --------                   ----------------------      -------------------------------
         Dubuque #2 Property               $1,647,329                      July 19, 1998
         Edmond Property                    1,616,169                      July 19, 1998
         Clarksville Property               1,488,802                      August 9, 1998
         Hermitage Property                 1,432,291                      August 9, 1998
         Jacksonville Property              1,025,168                      August 19, 1998
         Los Angeles #4 Property            1,380,250                      August 22, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The lessee of the Dubuque #2 and Edmond Properties is the same unaffiliated lessee.

(7) The lessee of the Clarksville and Hermitage Properties is the same unaffiliated lessee.

(8) Initial minimum annual rent shall equal the rate which is in effect 15 business days prior to the commencement of the annual rent (2), multiplied by the amounts funded by the Company in connection with the purchase and construction of the Property. Minimum annual rent shall be adjusted upward at the end of each 36 month period after the Company's closing on the property by the lower of (i) 4.14% of the minimum annual rent or (ii) an amount equal to the product obtained by multiplying the Consumer Price Index by three.

(9) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.



PENDING INVESTMENTS

         As of March 2, 1998, the Company had initial commitments to acquire ten properties, including eight properties consisting of land and building and two properties consisting of building only. In connection with one of the properties in which the Company anticipates owning only the building and not the underlying land, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located. In connection with the other property in which the Company anticipates owning only the building and not the underlying land, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all ten of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Supplement.

                                                                                                        May 2,
                                                                                                     1994 (Date
                                                                                                    of Inception)
                                                                                                       through
                                                          Year Ended December 31,                   December 31,
                                               1997                 1996             1995               1994
                                           -------------        -----------      ------------       ------------
Revenues                                   $  19,457,933         $6,206,684       $   659,131       $       -
Net earnings                                  15,564,456          4,745,962           368,779               -
Cash distributions declared (1)               16,854,297          5,436,072           638,618               -
Funds from operations (2)                     17,348,723          5,257,040           469,097               -
Earnings per Share                                  0.66               0.59              0.19               -
Cash distributions declared per Share               0.74               0.71              0.31               -
Weighted average number of Shares
   outstanding (3)                            23,423,868          8,071,670         1,898,350               -


                                            December 31,       December 31,      December 31,       December 31,
                                                1997               1996              1995               1994
                                            ------------       ------------      ------------       ------------

Total assets                                $339,077,762       $134,825,048      $ 33,603,084       $  929,585
Total stockholders' equity                   321,638,101        122,867,427        31,980,648          200,000


         (1) Approximately eight percent, 13 percent and 42 percent of cash distributions ($0.06, $0.09 and $0.13 per Share) for the years ended December 31, 1997, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

         (2) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease term and/or rental payments during the construction of a property prior to the date it is placed in service. Straight-lining rent is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the years ended December 31, 1997, 1996 and 1995, net earnings included $1,941,054, $517,067 and $39,142, respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B - Financial Information.

         (3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer Secured Equipment Leases to operators of Restaurant Chains.

LIQUIDITY AND CAPITAL RESOURCES

         The Company was formed in May 1994, at which time the Company received initial capital contributions of $200,000 for 20,000 shares of common stock from the Advisor. In April 1995, the Company commenced a public offering for the sale of up to 16,500,000 Shares ($165,000,000) of common stock, the net proceeds of which were used to invest in Properties and Mortgage Loans. Of the 16,500,000 Shares of common stock offered, 1,500,000 Shares ($15,000,000) were available only to stockholders who elected to participate in the Company's Reinvestment Plan. Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including $591,765 (59,177 Shares) issued pursuant to the Company's Reinvestment Plan.

         Following the completion of its Initial Offering, the Company commenced the 1997 Offering of up to 27,500,000 Shares of common stock. Of the 27,500,000 Shares of common stock being offered, 2,500,000 are available only to stockholders who elect to participate in the Company's Reinvestment Plan. As of December 31, 1997, the Company had received subscription proceeds of $361,729,707 (36,172,971 Shares) from the

Initial Offering and 1997 Offering, including $2,464,413 (246,441 Shares) issued pursuant to the Reinvestment Plan.

         As of December 31, 1997, net proceeds to the Company from its Initial Offering, 1997 Offering and capital contributions from the Advisor, after deduction of organizational and offering expenses, totalled $323,867,890. Approximately $272,140,000 of such amount had been used to invest, or committed for investment, in 244 Properties (including ten Properties on which a restaurant was being constructed as of December 31, 1997), which includes mortgage financing of $17,047,000, acquisition fees to the Advisor totalling $16,277,837 and certain acquisition expenses as of December 31, 1997. The Company acquired 18 of the 244 Properties from Affiliates for purchase prices totalling approximately $14,681,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property acquired from an Affiliate was purchased at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the ten Properties under construction at December 31, 1997, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $14,495,000, of which approximately $10,202,000 had been incurred as of December 31, 1997. The buildings currently under construction are expected to be operational by June 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the period January 1, 1998 through March 2, 1998, the Company acquired six additional Properties (all on which restaurants are being constructed) for cash at a total cost of approximately $3,948,200. In connection with the purchase of each of the six Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by August 1998. The Company currently is negotiating to acquire additional Properties, but as of March 2, 1998, had not acquired any such Properties.

         The Company completed its 1997 Offering on March 2, 1998, at which time the Company had received subscription proceeds of $402,464,413 (40,246,441 Shares) from its Initial Offering and 1997 Offering, including $2,464,413 (246,441 Shares) issued pursuant to the Company's Reinvestment Plan. As of March 2, 1998, the Company had invested, or committed for investment, a total of approximately $282,900,000 of such proceeds in 250 Properties, in providing mortgage financing for Mortgage Loans relating to 44 Properties consisting of land only and the buildings on two additional Properties through Mortgage Loans and to pay acquisition fees and expenses totalling $18,110,898 to the Advisor, leaving approximately $78,200,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

         Following the completion of its 1997 Offering, the Company commenced the sale of up to 34,500,000 Shares of Common Stock. Of the 34,500,000 Shares of Common Stock being offered, 2,000,000 are available only to stockholders purchasing shares through the Reinvestment Plan. Management believes that the increase in the amount of assets of the Company that will result from this offering will increase the diversification of the Company's assets and the likelihood of Listing the Company's Shares on a national securities exchange or over-the-counter market, although there is no assurance that Listing will occur. If the Shares are not listed on a national securities exchange or over-the-counter market by December 31, 2005, as to which there can be no assurance, the Company will commence orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.

         The Company expects to use uninvested net offering proceeds from the Prior Offerings, plus any Net Offering Proceeds from the sale of Shares in this offering, to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The Company does not intend to use net offering proceeds to fund Secured Equipment Leases; however, from time to time the Company may use uninvested net offering proceeds to repay a portion of or all of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period. The Company expects to fund the Secured Equipment Leases with proceeds from the Line of Credit. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of net offering proceeds available to the Company, although the Company is expected to have a total portfolio of 670 to 730 Properties if the maximum number of Shares is sold in this offering. The Company intends to limit equipment financing to ten percent of the aggregate gross offering proceeds from its offerings.

         During 1996, the Company entered into three Mortgage Loans in the aggregate principal sum of $12,847,000, collateralized by mortgages on the buildings relating to 35 Pizza Hut Properties. The Mortgage Loans bear interest at a rate of 10.75% per annum and are being collected in 240 equal installments totalling $130,426. In February 1997, the Company entered into an additional Mortgage Loan in the principal sum of $4,200,000, collateralized by mortgages on the buildings on nine Pizza Hut Properties and two additional Pizza Hut buildings. The Mortgage Loan bears interest at a rate of 10.5% per annum and is being collected in 240 monthly installments of $41,943. Mortgage notes receivable at December 31, 1997 and 1996 of $17,622,010 and $13,389,607,
respectively, include accrued interest of $118,887 and $35,285, respectively.

         During 1997, the Company sold five of its Properties and the Equipment relating to two Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,252,000, which were equal to the carrying value of the Properties and the Equipment at the time of the sales. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the Equipment to repay amounts previously advanced under its Line of Credit. The Company reinvested the proceeds from the sale of Properties in additional Properties.

         In October 1997, the Company entered into two Secured Equipment Leases with a borrower for equipment financing totalling $13,225,000, which are collateralized by Equipment. The Secured Equipment Leases bear interest at a rate of ten percent per annum and will be collected in 84 equal monthly installments totalling $219,550 beginning January 1, 1998. As of December 31, 1997, the Company had advanced $12,521,400 to the borrower and had a remaining balance to fund of $703,600. Notes receivable at December 31, 1997, include principal amounts of $13,225,000 and accrued interest of $323,044 relating to these two Secured Equipment Leases.

         In March 1996, the Company entered into a line of credit and security agreement with a bank, the proceeds of which were to be used by the Company to fund Secured Equipment Leases. The line of credit provided that the Company would be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, all advances under the line of credit bore interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the line of credit) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selected at the time advances were made. As a condition of obtaining the line of credit, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases.

         In August 1997, the Company's $15,000,000 line of credit was amended and restated to enable the Company to receive advances on a revolving $35,000,000 uncollateralized Line of Credit to provide equipment financing, to purchase and develop Properties and to fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. These agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. As of December 31, 1997, the notional balances were approximately $1,750,000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty.

         Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. The Company, from time to time, may use uninvested net offering proceeds to repay a portion of or all of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period. Advances used to purchase and develop Properties and to fund Mortgage Loans will be repaid using additional offering proceeds or refinanced on a long-term basis.

         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments in Properties and Mortgage Loans that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investments will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of the Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         During the years ended December 31, 1997 and 1996, the Company obtained advances totalling $19,721,804 and $3,666,896, respectively, under the Line of Credit, the proceeds of which were used to fund Secured Equipment Leases and to pay loan costs. During the year ended December 31, 1997, the Company used proceeds relating to the sale of Equipment during 1997, as described above, and uninvested net offering proceeds, to repay $20,784,577 of amounts advanced under the Line of Credit. During the year ended December 31, 1996, the Company used amounts collected under the terms of the Secured Equipment Leases to repay $145,080 of amounts advanced under the Line of Credit. The Company expects to obtain additional advances under the Line of Credit to fund future Equipment financings and to purchase Properties and to invest in Mortgage Loans.

         Properties are and will be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, net offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1997, the Company had $49,595,001 invested in such short-term investments (including a certificate of deposit in the amount of $2,000,000) as compared to $42,450,088 at December 31, 1996. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Shares during the year ended December 31, 1997, net of the repayment of amounts advanced under the Line of Credit, as described above. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Company's Line of Credit pending the investment of net offering proceeds, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1997, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $2,351,244, $804,617 and $2,084,145, respectively, for certain organizational and offering expenses. In addition, during the years ended December 31, 1997, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $514,908, $206,103 and $131,629, respectively, for certain acquisition expenses and $368,516, $243,402 and $54,234, respectively, for certain operating expenses. As of December 31, 1997, the Company owed the Advisor and its Affiliates $1,524,294 for such amounts, unpaid fees and accounting and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all organizational and offering expenses in excess of three percent of gross offering proceeds from each of the Initial Offering, 1997 Offering and this offering.

         During the years ended December 31, 1997, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $17,076,214, $5,482,540 and $498,459, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to the stockholders of $16,854,297, $5,436,072 and $638,618 during 1997, 1996 and
1995, respectively. In addition, in January 1998, February 1998 and March 1998, the Company declared Distributions to its stockholders totalling $2,298,433, $2,421,992 and $2,556,539, respectively, payable in March 1998. For the years ended December 31, 1997, 1996 and 1995, 93.33%, 90.25% and 59.82%, respectively, of the Distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of January 22, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of December 31, 1997, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, had purchased and entered into long-term, triple-net leases for 244 Properties. The leases provide for minimum annual base rental payments (payable in monthly installments) ranging from approximately $61,900 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, during the years ended December 31, 1997, 1996, and 1995, the Company earned a total of $15,490,615, $4,357,298 and $539,776, respectively, in rental income from operating leases, earned income from the direct financing leases and contingent rental income from 244 Properties and 27 Secured Equipment Leases in 1997, from 85 Properties and six Secured Equipment Leases in 1996 and from 16 Properties in 1995, respectively. Because the Company did not commence significant operations until it received the minimum offering proceeds on June 1, 1995, and intends to make additional investments in Properties, Mortgage Loans and Secured Equipment Leases, revenues for the years ended December 31, 1997, 1996 and 1995, represent only a portion of revenues which the Company is expected to earn during future years in which the Company has completed additional investments and the Company's Properties are operational (and other investments in place) for the full period.

         During the years ended December 31, 1997 and 1996, the Company earned $1,687,456 and $1,069,349, respectively, in mortgage interest income relating to the Mortgage Loans collateralized by Pizza Hut Properties, as described above in "Liquidity and Capital Resources". The increase during the year ended December 31, 1997, is attributable to investing in an additional Mortgage Loan during 1997.

         During 1997, three of the Company's lessees and borrowers, or affiliated groups of lessees and borrowers, Castle Hill, Foodmaker, Inc. and Houlihan's Restaurants Inc., each contributed more than ten percent of the Company's total rental, earned income and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to the land portion of 44 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties, as well as two additional properties. Foodmaker, Inc. is the lessee under leases relating to 29 restaurants and Houlihan's Restaurants, Inc. is the lessee under leases relating to 20 restaurants. In addition, four Restaurant Chains, Pizza Hut, Golden Corral Family Steakhouse, Jack in the Box and Boston Market, each accounted for more than ten percent of the Company's total rental, earned income and interest income relating to Properties, Mortgage Loans and Secured Equipment Leases during 1997. Because the Company has not completed its investment in Properties, Mortgage Loans and Secured Equipment Leases as yet, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental, earned income and interest income during 1998 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's rental, earned income and interest income in future years, any failure of such lessees, borrowers or Restaurant Chains could materially affect the Company's income.

         During the years ended December 31, 1997, 1996 and 1995, the Company earned $2,254,375, $773,404 and $118,859, respectively, in interest income earned on Secured Equipment Leases, as described above in "Liquidity and Capital Resources", and from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income is expected to increase as the Company invests subscription proceeds received in the future relating to this offering in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $3,862,024, $1,430,795 and $290,276 for the years ended December 31, 1997,
1996 and 1995, respectively. Total operating expenses increased during each of the years ended December 31, 1997 and 1996, as compared to the prior year, primarily as a result of the Company having invested in additional Properties and Mortgage Loans during each year. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1995. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net income. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1997, 1996 and 1995. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company adopted this standard during the year ended December 31, 1997. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." The statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure. At this time, the Company's Board of Directors has not determined the relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures to this standard are not applicable.

         In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income." The statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings. The Company does not believe that adoption of this standard will have a material effect on the Company's financial position or results of operations.

         The Advisor of the Company is in the process of assessing and addressing the impact of the year 2000 on its computer package software. The hardware and built-in software are believed to be year 2000 compliant. Accordingly, the Company does not expect this matter to materially impact how it conducts business nor its future results of operations or financial position.

         All of the Company's leases as of December 31, 1997, are triple-net leases and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, continued availability of proceeds from this offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases, Secured Equipment Leases or Mortgage Loans.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $3,055,103, $16,686,192, $7,559,474 and $2,884,062, respectively, of such fees in connection with the Prior Offerings, of which approximately $2,900,400, $15,563,500, $7,059,000 and $2,682,000, respectively, was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $203,673, $1,112,413, $503,965 and $192,271, respectively, of such fees in connection with the Prior Offerings, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $1,833,062, $10,011,715, $4,535,685 and
$1,730,437, respectively, of such fees in connection with the Prior Offerings.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. For the years ended December 31, 1997 and 1996, the Company incurred $366,865 and $70,070, respectively, in such fees. No such amounts were incurred in 1995.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans, as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the years ended December 31, 1997, 1996 and 1995, the Company incurred $881,668, $278,902 and $27,950, respectively, of such fees, $76,789, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1997, 1996 and 1995, the Company incurred a total of $2,232,466, $1,103,828 and $782,690, respectively, for these services,
$1,676,226, $769,225 and $714,674, respectively, of such costs representing stock issuance costs and $556,240, $334,603 and $68,016, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During the years ended December 31, 1997, 1996 and 1995, the Company acquired five, four and nine Properties, respectively, for approximately $5,450,000, $2,610,000 and $6,621,000, respectively, from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the acquisition of six Properties in 1997 and three Properties in 1996 that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $369,570 and
$159,350, respectively. Such fees were included in the purchase price of Properties and therefore included in the basis on which the Company charges rent on the Properties. No such amounts were incurred in 1995.

         The Advisor and the Managing Dealer are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.

                              1995                             1996                               1997
                              ----                             ----                               ----
Month                Total         Per Share           Total        Per Share            Total         Per Share
-----             -----------      ---------        ----------      ---------         -----------      ---------
January           $        -      $       -            $225,354     $0.058300           $  827,978     $0.059375
February                   -              -             255,649      0.058300              884,806      0.059375
March                      -              -             287,805      0.058300              980,573      0.060416
April                      -              -             323,721      0.058300            1,091,142      0.061458
May                        -              -             368,155      0.058300            1,202,718      0.062500
June                    15,148      0.030000            407,803      0.058300            1,295,253      0.062500
July                    30,682      0.030000            458,586      0.059375            1,403,187      0.062500
August                  57,739      0.035000            517,960      0.059375            1,516,980      0.062500
September               84,467      0.050000            558,394      0.059375            1,677,332      0.063540
October                104,733      0.050000            615,914      0.059375            1,844,923      0.063540
November               155,665      0.058300            683,907      0.059375            1,991,289      0.063540
December               190,184      0.058300            732,824      0.059375            2,138,116      0.063540


         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The
Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1997, 1996 and 1995, the Company declared and made Distributions totalling $16,854,297, $5,436,072 and $638,618, respectively, of which 93.33%, 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 6.67%, 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. In addition, in January 1998, February 1998 and March 1998, the Company declared distributions to its stockholders totalling $2,298,433, $2,421,992 and $2,556,539, respectively, payable in March 1998. However, no amounts distributed to stockholders as of December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The Company's annual meeting of stockholders is scheduled to be held on May 4, 1998, at which time the stockholders will vote regarding an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 156,000,000 shares (consisting of 75,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares) to 206,000,000 shares (consisting of 125,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares). Upon completion of the Prior Offerings, the Company had 40,266,441 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of the Initial Offering and 246,441 issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                                    EXHIBIT B

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                      AND

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS



                                       OF



                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY


                 THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED
                  IN THIS EXHIBIT B UPDATE AND REPLACE EXHIBIT
                  B TO THE PROSPECTUS, DATED JANUARY 26, 1998.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                                        Page
                                                                                                        ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 1997                                         B-2

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997                    B-3

   Notes to Pro Forma Consolidated Financial Statements for the year ended December
      31, 1997                                                                                          B-4

Audited Consolidated Financial Statements:

   Report of Independent Accountants                                                                    B-7

   Consolidated Balance Sheets as of December 31, 1997 and 1996                                         B-8

   Consolidated Statements of Earnings for the years ended December 31, 1997,
      1996 and 1995                                                                                     B-9

   Consolidated Statements of Stockholders' Equity for the years ended
      December 31, 1997, 1996 and 1995                                                                  B-10

   Consolidated Statements of Cash Flows for the years ended December
      31, 1997, 1996 and 1995                                                                           B-11

   Notes to Consolidated Financial Statements for the years ended December
      31, 1997, 1996 and 1995                                                                           B-13

Financial Statement Schedules:

   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997                      B-32

   Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997             B-48

   Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997                                  B-50

   Notes to Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997                         B-51


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1997, including the receipt of $361,729,709 in gross offering proceeds from the sale of 36,172,971 shares of common stock and the application of such proceeds to purchase 244 properties (including 178 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 21 properties which consist of building only and 44 properties which consist of land only), ten of which were under construction at December 31, 1997, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $40,734,704 in gross offering proceeds from the sale of 4,073,470 additional shares of common stock during the period January 1, 1998 through March 2, 1998, (iii) the application of such funds at December 31, 1997, to purchase six additional properties acquired during the period January 1, 1998 through March 2, 1998 (all six of which are under construction), to pay additional costs for the ten properties under construction at December 31, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii), and (iii) above, as if they had occurred on December 31, 1997.

         The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for three of the properties that were acquired by the Company during the period January 1, 1997 through March 2, 1998, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1997, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1997 through March 2, 1998, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997


                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                         ------------           -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $205,338,186          $ 12,897,271 (a)      $218,235,457
Net investment in direct
  financing leases (b)                                     47,613,595                                  47,613,595
Cash and cash equivalents                                  47,586,777            11,239,389 (a)        58,826,166
Certificates of deposit                                     2,008,224                                   2,008,224
Receivables, less allowance for
  doubtful accounts                                           635,796                                     635,796
Notes receivable                                           13,548,044                                  13,548,044
Mortgage notes receivable                                  17,622,010                                  17,622,010
Accrued rental income                                       1,772,261                                   1,772,261
Intangibles and other assets                                2,952,869             1,177,268 (a)         4,130,137
                                                         ------------          ------------          ------------

                                                         $339,077,762          $ 25,313,928          $364,391,690
                                                         ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Line of credit                                          $ 2,459,043                                $  2,459,043
  Accrued construction costs
    payable                                                10,978,211          $(10,978,211)(a)                -
  Accounts payable and other
    accrued expenses                                        1,060,497                                   1,060,497
  Due to related parties                                    1,524,294                                   1,524,294
  Rents paid in advance                                       517,428                                     517,428
  Deferred rental income                                      557,576                38,252 (a)           595,828
  Other payables                                               56,878                                      56,878
                                                        -------------          ------------           -----------
      Total liabilities                                    17,153,927           (10,939,959)            6,213,968
                                                        -------------          ------------           -----------

Minority interest                                             285,734                                     285,734
                                                        -------------          ------------           -----------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    36,192,971 shares; issued and
    outstanding, as adjusted,
    40,266,441 shares                                         361,930               40,734 (a)            402,664
  Capital in excess of par value                          323,525,961           36,213,153 (a)        359,739,114
  Accumulated distributions in
    excess of net earnings                                 (2,249,790)                                 (2,249,790)
                                                         ------------         ------------            -----------

                                                          321,638,101           36,253,887            357,891,988
                                                         ------------         ------------           ------------

                                                         $339,077,762         $ 25,313,928           $364,391,690
                                                         ============         ============           ============


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                        $12,457,200            $  20,249 (1)      $12,477,449
  Earned income from
    direct financing leases (6)                               3,033,415                                 3,033,415
  Interest income from
    mortgage notes receivable                                 1,687,456                                 1,687,456
  Other interest income                                       2,254,375               (9,189)(2)        2,245,186
  Other income                                                   25,487                                    25,487
                                                            -----------            ---------          -----------
                                                             19,457,933               11,060           19,468,993
                                                            -----------            ---------          -----------

Expenses:
  General operating and
    administrative                                              944,763                                   944,763
  Professional services                                          65,962                                    65,962
  Asset and mortgage management
    fees to related party                                       804,879                1,506 (3)          806,385
  State taxes                                                   251,358                                   251,358
  Depreciation and amortization                               1,795,062                4,321 (4)        1,799,383
                                                            -----------            ---------          -----------
                                                              3,862,024                5,827            3,867,851
                                                            -----------            ---------          -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 15,595,909               5,233            15,601,142

Minority Interest in Income of
  Consolidated Joint Venture                                    (31,453)                                  (31,453)
                                                            -----------           ---------           -----------

Net Earnings                                                $15,564,456           $   5,233           $15,569,689
                                                            ===========           =========           ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.66                               $      0.66
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            23,423,868                                23,423,868
                                                            ===========                               ===========






See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $40,734,704 from the issuance of 4,073,471 shares of common stock during the period January 1, 1998 through March 2, 1998 and the receipt of $38,252 of rental income during construction (capitalized as deferred rental income) used (i) to acquire six properties (all of which consist of land and building) for $8,166,301,
         (ii) to fund estimated construction costs of $15,053,387 ($10,978,211 of which was accrued as construction costs payable at December 31,
         1997) relating to ten wholly owned properties under construction at December 31, 1997, (iii) to pay acquisition fees of $1,833,062 ($655,794 of which was allocated to properties and $1,177,268 of which was classified as other assets and will be allocated to future properties) and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $4,480,817, which have been netted against capital in excess of par value, leaving $11,239,389 in cash and cash equivalents for future investment.

         The pro forma adjustment to land and buildings on operating leases as a result of the above transactions were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property             Total
                                                              ------------------   ----------------       ---------
         Golden Corral in Edmond, OK                              1,495,908               80,138          1,576,046
         Golden Corral in Dubuque, IA                             1,527,271               81,818          1,609,089
         Tumbleweed Southwest Mesquite
           Grill & Bar in Hermitage, TN                           1,362,770               73,006          1,435,776
         Tumbleweed Southwest Mesquite
           Grill & Bar in Clarksville, TN                         1,416,585               75,888          1,492,473
         Arby's in Jacksonville, FL                                 984,017               52,715          1,036,732
         Jack in the Box in Los Angeles, CA                       1,379,750               73,915          1,453,665
         Ten wholly owned properties under
           construction at December 31, 1997                      4,075,176              218,314          4,293,490
                                                                -----------          -----------        -----------

                                                                $12,241,477          $   655,794        $12,897,271
                                                                ===========          ===========        ===========


(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for three of the properties acquired during the period January 1, 1997 through March 2, 1998, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1997, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the three Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                             Date Pro Forma
                                        Date Placed          Property Became
                                        in Service           Operational as
                                      By the Company         Rental Property
                                      --------------         ---------------

         Burger King in Kent, OH         February 1997          December 1996
         Golden Corral in
           Hopkinsville, KY              February 1997          February 1997
         Jack in the Box in
           Folsom, CA                    October 1997          September 1997

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1997.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the actual dates of acquisition by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statement of Earnings - Continued:

(3) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $3,392,000 for the Pro Forma Properties for the year ended December 31,
         1997), as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1997.

(6) See Note (b) under "Pro Forma Consolidated Balance Sheet" for a description of direct financing leases.

                        Report of Independent Accountants



To the Board of Directors
CNL American Properties Fund, Inc.


We have audited the accompanying consolidated balance sheets of CNL American Properties Fund, Inc. (a Maryland corporation) and its subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 and the related financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CNL American Properties Fund, Inc. and its subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole present fairly, in all material respects, the information required to be included therein.


/s/ Coopers & Lybrand L.L.P.


Orlando, Florida
January 22, 1998

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------


                                                         December 31,
               ASSETS                               1997              1996
                                                ------------      ------------

Land and buildings on operating leases,
  less accumulated depreciation                 $205,338,186      $ 60,243,146
Net investment in direct financing leases         47,613,595        15,204,972
Cash and cash equivalents                         47,586,777        42,450,088
Certificates of deposit                            2,008,224                -
Receivables, less allowance for doubtful
  accounts of $99,964 and $2,857                     635,796           142,389
Notes receivable                                  13,548,044                -
Mortgage notes receivable                         17,622,010        13,389,607
Accrued rental income                              1,772,261           422,076
Intangibles and other assets                       2,952,869         2,972,770
                                                ------------      ------------

                                                $339,077,762      $134,825,048
                                                ============      ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                  $  2,459,043      $  3,521,816
Accrued construction costs payable                10,978,211         6,587,573
Accounts payable and other accrued expenses        1,060,497            79,817
Due to related parties                             1,524,294           997,084
Rents paid in advance                                517,428           118,900
Deferred rental income                               557,576           335,849
Other payables                                        56,878            28,281
                                                ------------      ------------
      Total liabilities                           17,153,927        11,669,320
                                                ------------      ------------

Minority interest                                    285,734           288,301
                                                ------------      ------------

Commitments (Note 13)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                -                 -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    and 23,000,000 shares, respectively                   -                 -
  Common stock, $0.01 par value per share.
    Authorized 75,000,000 and 20,000,000
    shares, respectively, issued and
    outstanding 36,192,971 and 13,944,715,
    respectively                                     361,930           139,447
  Capital in excess of par value                 323,525,961       123,687,929
  Accumulated distributions in excess of
    net earnings                                  (2,249,790)         (959,949)
                                                ------------      ------------
      Total stockholders' equity                 321,638,101       122,867,427
                                                ------------      ------------

                                                $339,077,762      $134,825,048
                                                ============      ============




                See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF EARNINGS
                       -----------------------------------





                                                            Year Ended December 31,
                                               1997                 1996                  1995
                                            -----------          -----------          -----------
Revenues:
  Rental income from operating
    leases                                  $12,457,200          $ 3,731,806          $   510,841
  Earned income from direct
    financing leases                          3,033,415              625,492               28,935
  Interest income from
    mortgage notes receivable                 1,687,456            1,069,349                   -
  Other interest income                       2,254,375              773,404              118,859
  Other income                                   25,487                6,633                  496
                                            -----------          -----------          -----------
                                             19,457,933            6,206,684              659,131
                                            -----------          -----------          -----------

Expenses:
  General operating and
    administrative                              944,763              542,564              134,759
  Professional services                          65,962               58,976                8,119
  Asset and mortgage manage-
    ment fees to related party                  804,879              251,200               23,078
  State taxes                                   251,358               56,184               20,189
  Depreciation and amorti-
    zation                                    1,795,062              521,871              104,131
                                            -----------          -----------          -----------
                                              3,862,024            1,430,795              290,276
                                            -----------          -----------          -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                 15,595,909            4,775,889              368,855

Minority Interest in Income of
  Consolidated Joint Venture                    (31,453)             (29,927)                 (76)
                                            -----------          -----------          -----------

Net Earnings                                $15,564,456          $ 4,745,962          $   368,779
                                            ===========          ===========          ===========

Earnings Per Share of Common
  Stock (Basic and Diluted)                 $      0.66          $      0.59          $      0.19
                                            ===========          ===========          ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                23,423,868            8,071,670            1,898,350
                                            ===========          ===========          ===========








          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


                                                                                                   Accumulated
                                                    Common stock              Capital in           distributions
                                                 Number          Par           excess of           in excess of
                                               of shares        value          par value           net earnings          Total
                                               ---------        -----          ---------           ------------          -----
Balance at December 31,
  1994                                             20,000      $    200       $    199,800        $        -          $    200,000

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                             3,845,416        38,454         38,415,704                 -            38,454,158

Stock issuance costs                                   -             -          (6,403,671)                -            (6,403,671)

Net earnings                                           -             -                  -             368,779              368,779

Distributions declared
  ($0.31 per share)                                    -             -                  -            (638,618)            (638,618)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1995                                          3,865,416        38,654         32,211,833           (269,839)          31,980,648

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            10,079,299       100,793        100,692,198                 -           100,792,991

Stock issuance costs                                   -             -          (9,216,102)                -            (9,216,102)

Net earnings                                           -             -                  -           4,745,962            4,745,962

Distributions declared
  ($0.71 per share)                                    -             -                  -          (5,436,072)          (5,436,072)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1996                                         13,944,715       139,447        123,687,929           (959,949)         122,867,427

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            22,248,256       222,483        222,260,077                 -           222,482,560

Stock issuance costs                                   -             -         (22,422,045)                -           (22,422,045)

Net earnings                                           -             -                  -          15,564,456           15,564,456

Distributions declared
  ($0.74 per share)                                    -             -                  -         (16,854,297)         (16,854,297)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1997                                         36,192,971      $361,930       $323,525,961        $(2,249,790)        $321,638,101
                                               ==========      ========       ============        ===========         ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                                        Year Ended December 31,
                                                           1997                 1996                 1995
                                                       ------------         ------------         --------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Cash received from tenants                       $ 15,440,803         $  4,543,506         $    492,488
      Cash paid for expenses                             (1,903,876)            (928,001)            (113,384)
      Interest received                                   3,539,287            1,867,035              119,355
                                                       ------------         ------------         ------------
          Net cash provided by operating
            activities                                   17,076,214            5,482,540              498,459
                                                       ------------         ------------         ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings on
        operating leases                               (143,542,667)         (36,104,148)         (18,835,969)
      Increase in net investment in direct
        financing leases                                (39,155,974)         (13,372,621)          (1,364,960)
      Proceeds from sale of buildings and
        equipment under direct financing
        leases                                            7,251,510                   -                    -
      Investment in certificates of deposit              (2,000,000)                  -                    -
      Investment in notes receivable                    (12,521,401)                  -                    -
      Investment in mortgage notes
        receivable                                       (4,401,982)         (13,547,264)                  -
      Collections on mortgage notes
        receivable                                          250,732              133,850                   -
      Increase in intangibles and other
        assets                                                   -            (1,103,896)            (628,142)
                                                       ------------         ------------         ------------
          Net cash used in investing
            activities                                 (194,119,782)         (63,994,079)         (20,829,071)
                                                       ------------         ------------         ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition,
        organization, deferred offering and
        stock issuance costs paid by related
        parties on behalf of the Company                 (2,857,352)            (939,798)          (2,500,056)
      Proceeds from borrowing on line of
        credit                                           19,721,804            3,666,896                   -
      Payment on line of credit                         (20,784,577)            (145,080)                  -
      Contribution from minority interest
        of consolidated joint venture                              -              97,419              200,000
      Subscriptions received from
        stockholders                                    222,482,560          100,792,991           38,454,158
      Distributions to minority interest                    (34,020)             (39,121)                  -
      Distributions to stockholders                     (16,854,297)          (5,439,404)            (635,286)
      Payment of stock issuance costs                   (19,542,862)          (8,486,188)          (3,680,704)
      Other                                                  49,001              (54,533)                  -
                                                       ------------         ------------         -----------
          Net cash provided by financing
            activities                                  182,180,257           89,453,182           31,838,112
                                                       ------------         ------------         ------------

Net Increase in Cash and Cash Equivalents                 5,136,689           30,941,643           11,507,500

Cash and Cash Equivalents at Beginning of
  Year                                                   42,450,088           11,508,445                  945
                                                       ------------         ------------         ------------

Cash and Cash Equivalents at End of Year               $ 47,586,777         $ 42,450,088         $ 11,508,445
                                                       ============         ============         ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                -------------------------------------------------



                                                                            Year Ended December 31,
                                                                1997                 1996                 1995
                                                            ------------         ------------         ------------
Reconciliation of Net Earnings to Net Cash
  Provided by Operating Activities:

    Net earnings                                            $ 15,564,456         $  4,745,962         $    368,779
                                                            ------------         ------------         ------------
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                           1,784,268              511,078              100,318
        Amortization                                              10,794               69,886                3,813
        Increase in receivables                                 (905,339)            (160,984)             (44,749)
        Decrease in net investment in direct
          financing leases                                     1,130,095              259,740                1,078
        Increase in accrued rental income                     (1,350,185)            (382,934)             (39,142)
        Increase in intangibles and other
          assets                                                  (6,869)              (4,293)              (8,090)
        Increase (decrease) in accounts
          payable and other accrued expenses                     153,223               (2,896)              38,461
        Increase (decrease) in due to related
          parties, excluding reimbursement of
          acquisition, organization, deferred
          offering and stock issuance costs
          paid on behalf of the Company                           15,466              (30,929)              42,868
        Increase in rents paid in advance                        398,528               93,549               25,351
        Increase in deferred rental income                       221,727              335,849                   -
        Increase in other payables                                28,597               18,585                9,696
        Increase in minority interest                             31,453               29,927                   76
                                                            ------------         ------------         ------------
            Total adjustments                                  1,511,758              736,578              129,680
                                                            ------------         ------------         ------------

Net Cash Provided by Operating Activities                   $ 17,076,214         $  5,482,540         $    498,459
                                                            ============         ============         ============

Supplemental Schedule of Non-Cash Investing and Financing Activities:

    Related parties paid certain  acquisition,
      organization,  deferred offering
      and stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                                   $    514,908         $    206,103         $    131,629
        Organization costs                                            -                    -                20,000
        Deferred offering costs                                       -               466,405                   -
        Stock issuance costs                                   2,351,244              338,212            2,084,145
                                                            ------------         ------------         ------------

                                                            $  2,866,152         $  1,010,720         $  2,235,774
                                                            ============         ============         ============





          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies:

         Organization  and Nature of Business - CNL  American  Properties  Fund,
         Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. In addition, the Company offers furniture, fixtures and equipment financing through leases or loans ("Secured Equipment Leases") to operators of restaurant chains.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         Principles  of  Consolidation  - The  Company  accounts  for its 85.47%
         interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. In addition, interest costs incurred during construction are capitalized in accordance with accounting standards. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. In addition, the Company offers equipment financing through leases or loans. The Property leases are accounted for using either the direct financing or the operating method. The Secured Equipment Leases are accounted for using the direct financing method. Such methods are described below:

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

                  Direct  financing  method - The leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset) (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the leases.

                  Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a Property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service.

                  Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the Property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the Property is placed in service.

         When the Properties or equipment are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income or deferred rental income, will be removed from the accounts and any gains or losses from sales will be reflected in income. Management reviews its Properties for

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

         impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Mortgage Loans - The Company accounts for loan origination fees and costs incurred in connection with Mortgage Loans in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". This statement requires the deferral of loan origination fees and the capitalization of direct loan costs. The costs capitalized, net of the fees deferred, are amortized to interest income as an adjustment of yield over the life of the loans. The unpaid principal and accrued interest on the Mortgage Loans, plus the unamortized balance of such fees and costs are included in mortgage notes receivable (see Note 7).

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, money market funds (some of which are backed by government securities) and certificates of deposit (with maturities of three months or less when purchased). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

         Organization Costs - Organization costs are amortized over five years using the straight-line method and are included in intangibles and other assets. For the years ended December 31, 1997 and 1996, accumulated amortization of $10,318 and $6,318, respectively, was recorded.

         Loan Costs - Loan costs incurred in connection with the Company's $35,000,000 line of credit have been capitalized and are being amortized over the term of the loan commitment using the effective interest method. Income or expense associated with interest rate swap agreements related to the line of credit is recognized on the accrual basis as earned or incurred through an adjustment to interest expense. Loan costs are included in intangibles and other assets. As of December 31, 1997 and 1996, the Company had aggregate gross loan costs of $100,634 and $54,533, respectively. For the years ended December 31, 1997 and 1996, accumulated amortization of $61,783 and $22,034, respectively, was recorded.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

1.       Significant Accounting Policies - Continued:

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 1997 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         New Accounting Standards - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share". The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share (see Earnings Per Share). Adoption of this standard had no material effect on the Company's financial position or results of operations.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure". The statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure. At this time, the Company's Board of Directors has not determined the relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures to this standard are not applicable.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income". The statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is its net earnings. The Company does not believe that adoption of this standard will have a material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 27,500,000 shares ($275,000,000) of common stock (the "1997 Offering").
         Of the 27,500,000 shares of common

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


2.       Public Offering - Continued:

         stock, the Company has registered, 2,500,000 shares ($25,000,000) are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. Prior to the 1997 Offering, the Company received proceeds from its initial offering (the "Initial Offering"), of $150,591,765 (15,059,177 shares), including $591,765
         (59,177 shares) issued pursuant to the Company's reinvestment plan. As of December 31, 1997, the Company had received aggregate subscription proceeds from its Initial Offering and 1997 Offering of $361,729,709 (36,172,971 shares), including $2,464,413 (246,441 shares) issued through the reinvestment plan.

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock (the "1998 Offering") in an offering expected to commence immediately following the completion of the Company's 1997 Offering. Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 1998 Offering, including the percentage of gross proceeds payable to the managing dealer for selling commissions and expenses in connection with the offering, payable to the advisor for acquisition fees and acquisition expenses and reimbursable to the advisor for offering expenses, will be the same as those for the Company's 1997 Offering. Net proceeds from the 1998 Offering will be invested in additional Properties and Mortgage Loans.

3.       Leases:

         The Company leases its land, buildings and equipment to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases". For Property leases classified as direct financing leases, the building portions of the majority of the leases are accounted for as direct financing leases while the land portions of these leases are

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


3.       Leases - Continued:

         accounted for as operating leases. Substantially all Property leases have initial terms of 15 to 20 years (expiring between 2006 and 2017) and provide for minimum rentals. In addition, the majority of the Property leases provide for contingent rentals and/or scheduled rent increases over the terms of the leases. Each tenant also pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options for the Property leases generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the Property at the greater of the Company's purchase price plus a specified percentage of such purchase price or fair market value after a specified portion of the lease has elapsed.

         The Secured Equipment Leases recorded as direct financing leases as of December 31, 1997 provide for minimum rentals payable monthly and have lease terms ranging from four to seven years. The Secured Equipment Leases generally include an option for the lessee to acquire the equipment at the end of the lease term for a nominal fee.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:
                                              1997                   1996
                                          ------------           ------------

               Land                       $106,616,360           $ 33,850,436
               Buildings                    95,518,149             24,152,610
                                          ------------           ------------
                                           202,134,509             58,003,046
               Less accumulated
                 depreciation               (2,395,665)              (611,396)
                                          ------------           ------------
                                           199,738,844             57,391,650
               Construction in
                 progress                    5,599,342              2,851,496
                                          ------------           ------------

                                          $205,338,186           $ 60,243,146
                                          ============           ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


4.       Land and Buildings on Operating Leases - Continued:

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1997, 1996 and 1995, the Company recognized $1,941,054, $517,067 and
         $39,142, respectively, of such rental income.

         During 1997, the Company sold five of its Properties and the equipment relating to two Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,252,000, which were equal to the carrying value of the Properties and the net investment in the direct financing leases for the equipment at the time of the sales. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the equipment to repay amounts previously advanced under its line of credit (see Note 8). The Company reinvested the proceeds from the sale of Properties in additional Properties.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1997:

                  1998                                          $ 18,891,310
                  1999                                            18,931,518
                  2000                                            18,960,643
                  2001                                            19,187,537
                  2002                                            19,982,822
                  Thereafter                                     265,518,312
                                                                ------------

                                                                $361,472,142
                                                                ============

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rentals which may be received on the leases based on a percentage of the tenant's gross sales. These amounts also do not include minimum lease payments that will become due when Properties under development are completed (see Note 13).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


5.       Net Investment in Direct Financing Leases:

         The following lists the components of net investment in direct financing leases at December 31:

                                                   1997              1996
                                               ------------      ------------

              Minimum lease payments
                receivable                     $ 98,121,853      $ 30,162,465
              Estimated residual values           6,889,570         1,346,332
              Secured equipment lease
                interest receivable                  67,614            18,286
              Less unearned income              (57,465,442)      (16,322,111)
                                               ------------      ------------

              Net investment in direct
                financing leases               $ 47,613,595      $ 15,204,972
                                               ============      ============

         The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 1997:

                  1998                                        6,820,081
                  1999                                        6,820,081
                  2000                                        6,872,134
                  2001                                        6,644,067
                  2002                                        6,546,936
                  Thereafter                                 64,418,554
                                                            -----------
                                                            $98,121,853
                                                            ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

6.       Notes Receivable:

         In October 1997, the Company entered into two promissory notes with a borrower for equipment financing, totalling $13,225,000 which are collateralized by restaurant equipment. The promissory notes bear interest at a rate of ten percent per annum and will be collected in 84 equal monthly installments totalling $219,550 beginning January 1, 1998. At December 31, 1997, the Company had advanced $12,521,400 to the borrower and had a remaining balance to fund of $703,600 (included in accounts payable and other accrued expenses at December 31, 1997). Notes receivable at December 31, 1997, include accrued interest of $323,044.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


6.       Notes Receivable - Continued:

         Management believes that the estimated fair value of notes receivable at December 31, 1997 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

7.       Mortgage Notes Receivable:

         During 1996, in connection with the acquisition of land for 35 Pizza Hut restaurants, the Company accepted three promissory notes in the aggregate principal sum of $12,847,000, collateralized by mortgages on the buildings on the 35 Pizza Hut Properties. The promissory notes bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $130,426.

         During 1997, in connection with the acquisition of land for nine Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $4,200,000, collateralized by a mortgage on the buildings on the nine Pizza Hut Properties and two additional Pizza Hut buildings. The promissory note bears interest at a rate of 10.5% per annum and is being collected in 240 equal monthly installments of $41,943.

         Mortgage notes receivable consisted of the following at December 31:

                                                   1997                1996
                                                -----------        -----------

              Outstanding principal             $16,662,418        $12,713,151
              Accrued interest income               118,887             35,285
              Deferred financing income             (85,448)           (46,268)
              Unamortized loan costs                926,153            687,439
                                                -----------        -----------

                                                $17,622,010        $13,389,607
                                                ===========        ===========

         Management believes that the estimated fair value of mortgage notes receivable at December 31, 1997 and 1996 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

8.       Line of Credit:

         In March 1996, the Company entered into a line of credit and security agreement with a bank, the proceeds of which were to be used by the Company to offer Secured Equipment Leases. The line of credit provided that the Company would be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, all advances under the line of credit bore interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the line of credit) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selected at the time advances were made. As a condition of obtaining the line of credit, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases.

         In August 1997, the Company's $15,000,000 line of credit was amended and restated to enable the Company to receive advances on a revolving $35,000,000 uncollateralized line of credit (the "Line of Credit") to provide equipment financing, to purchase and develop Properties and to fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         During the years ended December 31, 1997 and 1996, the Company obtained advances totalling $19,721,804 and $3,666,896, respectively, under the Line of Credit and made principal payments totalling $20,784,577 and $145,080, respectively. As of December 31, 1997 and 1996, $2,459,043 and $3,521,816, respectively, of principal was outstanding relating to the Line of Credit, plus $14,430 and $13,164, respectively, of accrued interest. As of December 31, 1997, the interest rate on amounts outstanding under the Line of Credit was 7.373% (LIBOR plus 1.65%). As of December 31, 1996, the interest rate on amounts outstanding under the Line of Credit ranged from 7.71% to 7.82% (215 basis points above the Reserve Adjusted LIBOR Rate). The Company believes, based on current terms, that the carrying value of its note payable at December 31, 1997 and 1996 approximated fair value. The terms of the Line of Credit include financial covenants which provide for the maintenance of certain financial ratios. The Company was in compliance with such covenants as of December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


8.       Line of Credit - Continued:

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. The agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. As of December 31, 1997, the notional balance was approximately $1,750,000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty. Management does not believe the impact of any payments of a termination penalty, in the event the Company determines to terminate the swap agreements prior to the end of their respective terms, would be material to the Company's financial position or results of operations.

         Interest costs (including amortization of loan costs) incurred for the years ended December 31, 1997 and 1996, were $544,788 and $127,012, respectively, all of which were capitalized as part of the cost of buildings under construction. For the years ended December 31, 1997, and 1996, the Company paid interest of $502,680 and $91,757, respectively. No interest was paid during the year ended December 31, 1995.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         During the years ended December 31, 1997, 1996 and 1995, the Company incurred $22,422,045, $9,216,102 and $6,423,671, respectively, in organizational and offering costs, including

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

9.       Stock Issuance Costs - Continued:

         $17,798,605,  $8,063,439 and $3,076,333,  respectively,  in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 11). Of these amounts, as of December 31, 1997, 1996 and 1995, $38,041,818, $15,619,773 and $6,403,671, respectively, have been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

10.      Distributions:

         For the years ended December 31, 1997,  1996 and 1995,  93.33%,  90.25%
         and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1997, 1996 and 1995 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

11.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's common stock offerings, CNL Securities Corp.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of shares, a substantial portion of which has been or will be paid as commissions to other broker dealers. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $16,686,192, $7,559,474 and $2,884,062,
         respectively,   of  such  fees,  of  which  approximately  $15,563,500,
         $7,059,000 and $2,682,000, respectively, were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $1,112,413, $503,965 and
         $192,271, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

11.      Related Party Transactions - Continued:

         CNL Securities Corp. will also receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering terminates in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients purchased shares in such offering held shares on such date. As of December 31, 1997, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $10,011,715, $4,535,685 and $1,730,437, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees, payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the years ended December 31, 1997 and 1996, the Company incurred $369,570 and $159,350, respectively, of such amounts relating to six and three Properties, respectively. No such amounts were incurred for the year ended December 31, 1995.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the years ended December 31, 1997 and 1996, the Company incurred $366,865 and $70,070, respectively, in Secured Equipment Lease servicing fees. No such amounts were incurred for the year ended December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

11.      Related Party Transactions - Continued:

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the proceeding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $881,668, $278,902 and $27,950 respectively, of such fees, $76,789, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of buildings for Properties that have been or are being constructed.

         Prior to such time, if any, as shares of the Company's common stock are listed on a national securities exchange or over-the-counter market, the Advisor is entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The real estate disposition fee is payable only after the stockholders receive distributions equal to the sum of an annual, aggregate, cumulative, noncompounded eight percent return on their invested capital ("Stockholders' 8% Return") plus their aggregate invested capital. No deferred, subordinated real estate disposition fees have been incurred to date.

         A subordinated share of net sales proceeds will be paid to the Advisor upon the sale of Company assets in an amount equal to ten percent of net sales proceeds. However, if net sales proceeds are reinvested in replacement properties or replacement Secured Equipment Leases, no such share of net sales proceeds will be paid to the Advisor until such replacement property or Secured Equipment Lease is sold. This amount will be paid only after the stockholders receive distributions equal to the sum of the stockholders' aggregate

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


11.      Related Party Transactions - Continued:

         invested capital and the Stockholders' 8% Return. As of December 31, 1997, no such payments have been made to the Advisor.

         The Advisor and its affiliates provide accounting and administrative services to the Company on a day-to-day basis as well as services in connection with the offering of shares. For the years ended December 31, 1997, 1996 and 1995, expenses incurred for these services were classified as follows:

                                            1997          1996          1995
                                         ----------    ----------    ----------

           Stock issuance costs          $1,676,226    $  769,225    $  714,674
           General operating and
             administrative expenses        556,240       334,603        68,016
                                         ----------    ----------    ----------

                                         $2,232,466    $1,103,828    $  782,690
                                         ==========    ==========    ==========

         During the years ended December 31, 1997, 1996 and 1995, the Company acquired five, four and nine Properties, respectively, for approximately $5,450,000, $2,610,000 and $6,621,000, respectively, from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the affiliate, including carrying costs, or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


11.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                      1997             1996
                                                   ----------       ----------

               Due to the Advisor:
                 Expenditures incurred on
                   behalf of the Company
                   and accounting and
                   administrative services         $  126,205       $  199,068
                 Acquisition fees                     386,972          383,210
                                                   ----------       ----------
                                                      513,177          582,278
                                                   ----------       ----------

               Due to CNL Securities Corp.:
                 Commissions                          940,520          372,227
                 Marketing support and
                   due diligence expense
                   reimbursement fees                  63,097           42,579
                                                   ----------       ----------
                                                    1,003,617          414,806
                                                   ----------       ----------

               Due to other affiliates                  7,500               -
                                                   ----------       ---------

                                                   $1,524,294       $  997,084
                                                   ==========       ==========

12.      Concentration of Credit Risk:

         The following schedule presents rental, earned and interest income from individual lessees or borrowers, or affiliated groups of lessees or borrowers, each representing more than ten percent of the Company's total rental, earned income and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:
                                            1997         1996          1995
                                         ----------   ----------    ----------

           Castle Hill  Holdings  V,
             L.L.C.,  Castle Hill
             Holdings  VI, L.L.C.
             and Castle Hill Holdings
             VII, L.L.C.                 $2,636,004   $1,699,986    $       -
           Foodmaker, Inc.                1,980,338      346,179        66,813
           Houlihan's Restaurants,
             Inc.                         1,847,574           -             -
           DenAmerica Corp.               1,120,534      420,810        66,595
           Golden Corral Corporation      1,064,801      577,003       212,406
           Northstar Restaurants,
             Inc.                           328,914      329,117        73,219
           Roasters Corp.                    47,264      187,609        82,136

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


12.      Concentration of Credit Risk - Continued:

         In addition, the following schedule presents total rental, earned, and interest income from individual restaurant chains, each representing more than ten percent of the Company's total rental, earned income and interest income from its Properties, Mortgage Loans and Secured Equipment Leases and financing for at least one of the years ended December 31:

                                             1997          1996          1995
                                          ----------    ----------    ---------

             Pizza Hut                    $2,636,004    $1,699,986    $      -
             Golden Corral Family
               Steakhouse Restaurants      2,531,941     1,459,349      212,406
             Boston Market                 2,338,949       547,590       73,219
             Jack in the Box               1,980,338       346,179       66,813
             Denny's                         931,752       420,810       66,595
             Kenny Rogers' Roasters           47,264       187,609       82,136

         Although the Company's Properties are geographically diverse throughout the United States and the Company's lessees and borrowers operate a variety of restaurant concepts, failure of any one of these restaurant chains or any one of these lessees or borrowers that contributes more than ten percent of the Company's rental, earned income and interest income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

13.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $14,495,000, of which approximately $10,202,000 in land and other costs had been incurred as of December 31, 1997. The buildings currently under construction are expected to be operational by June 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The general terms of the lease agreements are substantially the same as those described in Note 3.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


14.      Subsequent Events:

         During the period January 1, 1998 through January 22, 1998, the Company received subscription proceeds for an additional 1,231,779 shares ($12,317,791) of common stock.

         On January 1, 1998, the Company declared distributions of $2,299,701 or $.06354 per share of common stock, payable on March 23, 1998, to stockholders of record on January 1, 1998.

         During the period January 1, 1998 through January 22, 1998, the Company acquired two Properties (both on which restaurants are being constructed) for cash at a total cost of approximately $1,067,000. The buildings under construction are expected to be operational by July 1998. In connection with the purchase of each Property, the Company as lessor, has entered into a long-term, triple-net lease agreement.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
             -------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                         Subsequent
                                                                      Initial Cost                     To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances           Land           Improvements         ments         Costs
                                             -------           ----           ------------        --------      --------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California                       -         $   874,094        $        -       $        -      $     -
      Salinas, California                         -             786,475                 -                -            -

    Arby's Restaurants:
      Avon, Indiana                               -             338,486            497,282               -            -
      Greensboro, North Carolina                  -             363,478            404,650               -            -
      Greenville, North Carolina                  -             277,986            490,143               -            -
      Jonesville, North Carolina                  -             228,364            539,764               -            -
      Kendallville, Indiana                       -             276,567            505,359               -            -
      Kernersville, North Carolina                -             273,325            413,077               -            -
      Kinston, North Carolina                     -             268,545            485,160               -            -
      Lexington, North Carolina                   -             320,924            463,347               -            -

    Barb Wires Steakhouse and Saloon
      Restaurants:
        Cookeville, Tennessee                     -             511,084                 -                -            -
        Lawrence, Kansas                          -             493,489                 -                -            -
        Murfreesboro, Tennessee                   -             514,900                 -                -            -
        Nashville, Tennessee                      -             420,176                 -                -            -

    Bennigan's Restaurant:
      Arvada, Colorado                            -             714,194          1,302,733               -            -

    Black-eyed Pea Restaurants:
      Hillsboro, Texas                            -             403,885                 -                -            -
      Mesa, Arizona                               -             784,939                 -                -            -

    Boston Market Restaurants:
      Arvada, Colorado                            -             569,452                 -           641,644           -
      Atlanta, Georgia                            -             775,523                 -           456,458           -
      Baltimore, Maryland                         -             585,818                 -           866,641           -
      Cedar Park, Texas                           -             569,769                 -           296,976           -
      Chanhassen, Minnesota                       -             376,929            639,875               -            -
      Collinsville, Illinois                      -             507,544                 -           328,353           -
      Corvallis, Oregon                           -             365,784                 -           605,763           -
      Dubuque, Iowa                               -             353,608            663,969               -            -
      Edgewater, Colorado                         -             320,463            627,371               -            -
      Ellisville, Missouri                        -             397,036                 -           639,422           -
      Florissant, Missouri                        -             705,522                 -           626,845           -
      Franklin, Tennessee (k)                     -             566,562            442,992               -            -
      Gambrills, Maryland                         -             667,992                 -           661,776           -
      Golden Valley, Minnesota                    -             665,422                 -           481,311           -
      Grand Island, Nebraska                      -             234,685            644,615               -            -
      Hoover, Alabama                             -             493,536            619,786               -            -
      Indianapolis, Indiana                       -             885,234                 -           867,523           -
      Jessup, Maryland                            -             630,950                 -           720,642           -
      Lansing, Michigan                           -             515,827                 -           572,706           -





                    Gross Amount at Which Carried                                                                       Life
                        at Close of Period (b)                                                                        on Which
       ---------------------------------------------------                                                          Depreciation
                                                                                                                      in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------





       $   874,094                   (g)       $   874,094              (h)             1997           08/96              (h)
           786,475                   (g)           786,475              (h)             1997           09/96              (h)


           338,486              497,282            835,768        $ 21,345              1996           09/96              (e)
           363,478              404,650            768,128           5,515              1990           08/97              (e)
           277,986              490,143            768,129           6,681              1995           08/97              (e)
           228,364              539,764            768,128           7,357              1995           08/97              (e)
           276,567              505,359            781,926          24,922              1995           07/96              (e)
           273,325              413,077            686,402           5,630              1994           08/97              (e)
           268,545              485,160            753,705           6,613              1995           08/97              (e)
           320,924              463,347            784,271           7,162              1992           07/97              (e)



           511,084                   (g)           511,084              (h)             1994           08/97              (h)
           493,489                   (g)           493,489              (h)             1994           08/97              (h)
           514,900                   (g)           514,900              (h)             1995           08/97              (h)
           420,176                   (g)           420,176              (h)             1978           08/97              (h)


           714,194            1,302,733          2,016,927          32,539              1997           04/97              (e)


           403,885                   (g)           403,885              (h)             1996           06/96              (h)
           784,939                   (g)           784,939              (h)             1994           09/97              (h)


           569,452              641,644          1,211,096          10,566              1997           04/97              (e)
           775,523              456,458          1,231,981          11,776              1997           12/96              (e)
           585,818              866,641          1,452,459          11,625              1997           05/97              (e)
           569,769              296,976            866,745           4,238              1997           04/97              (e)
           376,929              639,875          1,016,804          45,872              1995           11/95              (e)
           507,544              328,353            835,897           5,135              1997           04/97              (e)
           365,784              605,763            971,547          26,005              1996           07/96              (e)
           353,608              663,969          1,017,577          49,661              1995           10/95              (e)
           320,463              627,371            947,834           7,692              1997           08/97              (e)
           397,036              639,422          1,036,458          29,321              1996           06/96              (e)
           705,522              626,845          1,332,367          22,067              1996           09/96              (e)
           566,562              442,992          1,009,554          35,004              1995           08/95              (e)
           667,992              661,776          1,329,768           7,691              1997           05/97              (e)
           665,422              481,311          1,146,733          21,132              1996           06/96              (e)
           234,685              644,615            879,300          49,053              1995           09/95              (e)
           493,536              619,786          1,113,322           6,637              1997           09/97              (e)
           885,234              867,523          1,752,757           9,527              1997           04/97              (e)
           630,950              720,642          1,351,592          12,270              1997           05/97              (e)
           515,827              572,706          1,088,533           4,759              1997           05/97              (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                        Subsequent
                                                                      Initial Cost                    To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances             Land         Improvements         ments          Costs
                                             -------           --------       ------------        --------      --------
      La Quinta, California                       -             688,147                 -           351,810           -
      Liberty, Missouri                           -             469,049                 -           334,826           -
      Merced, California                          -             573,163                 -           402,636           -
      Newport News, Virginia                      -             473,596            586,377               -            -
      Riverdale, Maryland                         -             525,389                 -           574,019           -
      Rockwall, Texas                             -             528,118                 -           340,297           -
      San Antonio, Texas                          -             481,952                 -           315,486           -
      Saint Joseph, Missouri                      -             378,786                 -           388,489           -
      Stafford, Texas                             -             448,185            681,598               -            -
      Taylorsville, Utah                          -             901,777                 -           475,260           -
      Upland, California                          -             788,248                 -           209,449           -
      Vacaville, California                       -             751,576                 -           757,026           -
      Waldorf, Maryland                           -             651,867                 -           775,634           -

    Burger King Restaurants:
      Burbank, Illinois                           -             543,095                 -           620,617           -
      Chattanooga, Tennessee                      -             680,192                 -           575,426           -
      Chattanooga, Tennessee                      -             769,842                 -           411,012           -
      Chicago, Illinois                           -             917,717                 -           784,590           -
      Highland, Indiana                           -             672,815                 -           621,133           -
      Indian Head Park, Illinois                  -             618,715                 -           134,394           -
      Kent, Ohio                                  -             233,468            689,696               -            -
      Oak Lawn, Illinois                          -           1,211,346                 -           829,339           -
      Ooltewah, Tennessee                         -             546,261                 -           714,114           -

    Charley's Restaurants:
      King of Prussia, Pennsylvania               -             965,223            549,565               -            -
      McLean, Virginia                            -             944,585            689,363               -            -

    Chevy's Fresh Mex Restaurants:
      Arapahoe, Colorado                          -             986,426          1,680,312               -            -
      Beaverton, Oregon                           -             938,162          1,681,670               -            -
      Greenbelt, Maryland                         -             945,234          1,475,339               -            -
      Lake Oswego, Oregon                         -             963,047          1,505,671               -            -

    Darryl's Restaurants:
      Evansville, Indiana                         -             563,479                 -                -            -
      Hampton, Virginia                           -             698,367            570,468               -            -
      Huntsville, Alabama                         -             777,842            663,941               -            -
      Knoxville, Tennessee                        -             589,574                 -                -            -
      Louisville, Kentucky                        -             647,375                 -                -            -
      Mobile, Alabama                             -             495,195                 -                -            -
      Montgomery, Alabama                         -             346,380                 -                -            -
      Nashville, Tennessee                        -             513,218                 -                -            -
      Orlando, Florida                            -           1,485,631            772,853               -            -
      Pensacola, Florida                          -             389,394                 -                -            -
      Raleigh, North Carolina                     -             840,525            505,176               -            -
      Raleigh, North Carolina                     -           1,131,164            719,865               -            -
      Richmond, Virginia                          -             618,125                 -                -            -
      Richmond, Virginia                          -             311,196                 -                -            -
      Winston-Salem, North Carolina               -             436,867                 -                -            -



                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------
           688,147              351,810          1,039,957          12,379              1996           09/96              (e)
           469,049              334,826            803,875           4,136              1997           04/97              (e)
           573,163              402,636            975,799          16,620              1996           09/96              (e)
           473,596              586,377          1,059,973           9,010              1997           07/97              (e)
           525,389              574,019          1,099,408           4,508              1997           05/97              (e)
           528,118              340,297            868,415          13,394              1996           07/96              (e)
           481,952              315,486            797,438           2,802              1997           04/97              (e)
           378,786              388,489            767,275          13,482              1996           12/96              (e)
           448,185              681,598          1,129,783          11,344              1997           07/97              (e)
           901,777              475,260          1,377,037           8,908              1997           04/97              (e)
           788,248              209,449            997,697           9,637              1996           07/96              (e)
           751,576              757,026          1,508,602          11,839              1997           05/97              (e)
           651,867              775,634          1,427,501          12,130              1997           05/97              (e)


           543,095              620,617          1,163,712          28,962              1996           03/96              (e)
           680,192              575,426          1,255,618          13,403              1997           12/96              (e)
           769,842              411,012          1,180,854           8,111              1997           02/97              (e)
           917,717              784,590          1,702,307          21,908              1996           10/96              (e)
           672,815              621,133          1,293,948          29,476              1996           04/96              (e)
           618,715              134,394            753,109              (c)               (d)          04/96              (c)
           233,468              689,696            923,164          20,833              1970           02/97              (e)
         1,211,346              829,339          2,040,685          35,597              1996           03/96              (e)
           546,261              714,114          1,260,375          11,104              1997           04/97              (e)


           965,223              549,565          1,514,788          10,163              1977           06/97              (e)
           944,585              689,363          1,633,948          12,748              1971           06/97              (e)


           986,426            1,680,312          2,666,738             153              1994           12/97              (e)
           938,162            1,681,670          2,619,832             154              1995           12/97              (e)
           945,234            1,475,339          2,420,573             135              1994           12/97              (e)
           963,047            1,505,671          2,468,718             138              1995           12/97              (e)


           563,479                   (g)           563,479              (h)             1983           06/97              (h)
           698,367              570,468          1,268,835          10,550              1983           06/97              (e)
           777,842              663,941          1,441,783          12,278              1981           06/97              (e)
           589,574                   (g)           589,574              (h)             1983           06/97              (h)
           647,375                   (g)           647,375              (h)             1983           06/97              (h)
           495,195                   (g)           495,195              (h)             1983           06/97              (h)
           346,380                   (g)           346,380              (h)             1984           06/97              (h)
           513,218                   (g)           513,218              (h)             1981           06/97              (h)
         1,485,631              772,853          2,258,484          14,292              1983           06/97              (e)
           389,394                   (g)           389,394              (h)             1983           06/97              (h)
           840,525              505,176          1,345,701           9,342              1980           06/97              (e)
         1,131,164              719,865          1,851,029          13,313              1972           06/97              (e)
           618,125                   (g)           618,125              (h)             1982           06/97              (h)
           311,196                   (g)           311,196              (h)             1982           06/97              (h)
           436,867                   (g)           436,867              (h)             1978           06/97              (h)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                     Initial Cost                    To Acquisition
                                                              ---------------------------        ----------------------
                                                                              Buildings
                                             Encum-                              and             Improve-      Carrying
                                            brances           Land           Improvements         ments         Costs
                                            -------           ----           ------------        --------      --------

    Denny's Restaurants:
      McKinney, Texas                            -             439,961                 -                -            -
      Pasadena, Texas                            -             466,555            506,094               -            -
      Shawnee, Oklahoma                          -             528,090            625,653               -            -
      Tampa, Florida                             -             397,302                 -                -            -

    Einstein Brothers' Bagels
      Restaurants:
        Dearborn, Michigan                       -             464,102                 -           236,674           -
        Springfield, Virginia                    -             628,804                 -            36,311           -

    Golden Corral Family
      Steakhouse Restaurants:
        Carlsbad, New Mexico                     -             384,221                 -           643,854           -
        Cleburne, Texas                          -             359,455                 -           653,853           -
        Columbia, Tennessee                      -             442,218                 -                -            -
        Columbus, Ohio                           -           1,031,098                 -         1,092,939           -
        Corpus Christi, Texas                    -             576,319                 -           967,482           -
        Corsicana, Texas                         -             349,227            699,756               -            -
        Council Bluffs, Iowa                     -             482,178                 -            11,844           -
        Dover, Delaware                          -           1,043,108                 -           977,508           -
        Duncan, Oklahoma                         -             161,573                 -           955,184           -
        Enid, Oklahoma                           -             364,860                 -           790,942           -
        Fort Walton Beach, Florida               -             591,440                 -         1,034,541           -
        Fort Worth, Texas                        -             640,320            898,171               -            -
        Hopkinsville, Kentucky                   -             455,534                 -                -            -
        Jacksonville, Florida                    -             616,450                 -         1,010,728           -
        Jacksonville, Florida                    -             541,510                 -         1,132,450           -
        Liberty, Missouri                        -             409,209                 -           930,147           -
        Lufkin, Texas                            -             463,303                 -           994,467           -
        Moberly, Missouri                        -             581,989                 -           664,344           -
        Mobile, Alabama                          -             429,268                 -         1,032,335           -
        Muskogee, Oklahoma                       -             393,435                 -            15,109           -
        Olathe, Kansas                           -             547,126                 -           916,145           -
        Palatka, Florida                         -             322,919                 -           950,722           -
        Port Richey, Florida                     -             626,999                 -         1,130,692           -
        Tampa, Florida                           -             825,065                 -         1,222,843           -
        Universal City, Texas                    -             357,429                 -           650,249           -
        Winchester, Kentucky                     -             303,823                 -           923,607           -


    Ground Round Restaurants:
      Allentown, Pennsylvania                    -             405,631            884,954               -            -
      Cincinnati, Ohio                           -             282,099            534,632               -            -
      Crystal, Minnesota                         -             370,667            431,642               -            -
      Dubuque, Iowa                              -             693,733            810,458               -            -
      Ewing, New Jersey                          -             371,254            685,847               -            -
      Gloucester, New Jersey                     -             422,489            528,849               -            -
      Janesville, Wisconsin                      -             451,235            548,178               -            -
      Kalamazoo, Michigan                        -             287,331            712,081               -            -



                                                                                                                        Life
                  Gross Amount at Which Carried                                                                       on Which
                     at Close of Period (b)                                                                         Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------


           439,961                   (g)           439,961              (h)             1996           06/96            (h)
           466,555              506,094            972,649          39,131              1981           09/95            (e)
           528,090              625,653          1,153,743          48,370              1987           09/95            (e)
           397,302                   (g)           397,302              (h)             1997           02/97            (h)



           464,102              236,674            700,776           3,723              1997           04/97            (e)
           628,804               36,311            665,115             588              1997           05/97            (e)



           384,221              643,854          1,028,075          50,415              1995           08/95            (e)
           359,455              653,853          1,013,308          48,395              1995           08/95            (e)
           442,218                   (g)           442,218              (h)             1996           12/96            (h)
         1,031,098            1,092,939          2,124,037          77,421              1995           11/95            (e)
           576,319              967,482          1,543,801           8,681              1997           05/97            (e)
           349,227              699,756          1,048,983          55,883              1995           08/95            (e)
           482,178               11,844            494,022              (c)               (d)          12/97            (c)
         1,043,108              977,508          2,020,616          75,038              1995           08/95            (e)
           161,573              955,184          1,116,757           2,704              1997           08/97            (e)
           364,860              790,942          1,155,802           2,745              1997           06/97            (e)
           591,440            1,034,541          1,625,981              (c)               (d)          08/97            (c)
           640,320              898,171          1,538,491          70,972              1995           08/95            (e)
           455,534                   (g)           455,534              (h)             1996           02/97            (h)
           616,450            1,010,728          1,627,178           9,069              1997           05/97            (e)
           541,510            1,132,450          1,673,960          12,333              1997           06/97            (e)
           409,209              930,147          1,339,356           5,946              1997           06/97            (e)
           463,303              994,467          1,457,770          34,603              1997           11/96            (e)
           581,989              664,344          1,246,333          14,349              1997           12/96            (e)
           429,268            1,032,335          1,461,603             189              1997           09/97            (e)
           393,435               15,109            408,544              (c)               (d)          12/97            (c)
           547,126              916,145          1,463,271              (c)               (d)          10/97            (c)
           322,919              950,722          1,273,641             434              1997           09/97            (e)
           626,999            1,130,692          1,757,691          48,325              1996           05/96            (e)
           825,065            1,222,843          2,047,908          77,496              1995           08/95            (e)
           357,429              650,249          1,007,678          51,253              1995           08/95            (e)
           303,823              923,607          1,227,430          17,586              1997           02/97            (e)



           405,631              884,954          1,290,585           5,900              1983           10/97            (e)
           282,099              534,632            816,731           3,564              1981           10/97            (e)
           370,667              431,642            802,309           2,878              1981           10/97            (e)
           693,733              810,458          1,504,191           5,403              1982           10/97            (e)
           371,254              685,847          1,057,101           2,756              1979           11/97            (e)
           422,489              528,849            951,338           3,526              1981           10/97            (e)
           451,235              548,178            999,413           3,655              1982           10/97            (e)
           287,331              712,081            999,412           4,747              1980           10/97            (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                        Subsequent
                                                                        Initial Cost                  To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances             Land         Improvements         ments         Costs
                                             -------           --------       ------------        --------      --------
      Nanuet, New Jersey                          -             375,116            605,067               -            -
      Parma, Ohio                                 -             388,699            793,475               -            -
      Reading, Pennsylvania                       -             728,574            793,410               -            -
      Waterloo, Iowa                              -             436,471            659,089               -            -
      Wauwatosa, Wisconsin                        -             627,680            804,399               -            -

    Houlihan's Restaurants:
      Bethel Park, Pennsylvania                   -             846,183            595,600               -            -
      Langhorne, Pennsylvania                     -             817,039            648,765               -            -
      Plymouth Meeting, Pennsylvania              -           1,181,460            908,880               -            -

    International House of Pancakes
      Restaurants:
        Elk Grove, California                     -             584,766                 -                -            -
        Fairfax, Virginia                         -           1,096,763            705,345               -            -
        Houston, Texas                            -             645,365            856,532               -            -
        Lake Jackson, Texas                       -             460,167            802,640               -            -
        Leesburg, Virginia                        -             665,015            580,798               -            -
        Loveland, Colorado                        -             488,259                 -                -            -
        Stockbridge, Georgia                      -             765,743            707,406               -            -
        Victoria, Texas                           -             319,237                 -                -            -

    Jack in the Box Restaurants:
      Bacliff, Texas                              -             419,488                 -           697,861           -
      Channelview, Texas                          -             361,238                 -           711,595           -
      Corinth, Texas                              -             396,864                 -           620,042           -
      Dallas, Texas                               -             369,886                 -           513,533           -
      Enumclaw, Washington                        -             124,468                 -           773,506           -
      Florissant, Missouri                        -             388,820                 -           773,834           -
      Folsom, California                          -             635,343            703,067               -            -
      Fresno, California                          -             286,850                 -           606,547           -
      Garland, Texas                              -             382,042                 -           613,690           -
      Hollister, California                       -             537,223                 -           592,536           -
      Houston, Texas                              -             545,485                 -           527,020           -
      Houston, Texas                              -             403,002                 -           610,815           -
      Houston, Texas                              -             375,776                 -           643,445           -
      Houston, Texas                              -             370,342                 -           548,107           -
      Houston, Texas                              -             420,521                 -           543,338           -
      Humble, Texas                               -             437,667                 -           591,877           -
      Humble, Texas                               -             390,509                 -           596,872           -
      Kent, Washington                            -             737,038                 -           604,806           -
      Kingsburg, California                       -             415,880                 -           649,681           -
      Las Vegas, Nevada                           -             730,674                 -           600,180           -
      Los Angeles, California                     -             603,354            602,630               -            -
      Los Angeles, California                     -             911,754                 -           581,552           -
      Los Angeles, California                     -             740,616            678,189               -            -
      Moscow, Idaho                               -             217,851                 -           751,664           -
      Murrieta, California                        -             387,455                 -           625,933           -
      Oxnard, California                          -             681,663                 -           642,924           -
      Palmdale, California                        -             631,275                 -           567,912           -
      West Sacramento, California                 -             523,089                 -           617,131           -
      Woodland, California                        -             358,130                 -           668,383           -




                                                                                                                        Life
                      Gross Amount at Which Carried                                                                   on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------
           375,116              605,067            980,183               1,658            1982          12/97                  (e)
           388,699              793,475          1,182,174               5,290            1977          10/97                  (e)
           728,574              793,410          1,521,984               5,289            1982          10/97                  (e)
           436,471              659,089          1,095,560               4,394            1982          10/97                  (e)
           627,680              804,399          1,432,079               5,363            1977          10/97                  (e)


           846,183              595,600          1,441,783              11,015            1972          06/97                  (e)
           817,039              648,765          1,465,804              11,998            1976          06/97                  (e)
         1,181,460              908,880          2,090,340              16,808            1974          06/97                  (e)



           584,766                   (g)           584,766                  (h)           1997          08/97                  (h)
         1,096,763              705,345          1,802,108              12,593            1995          06/97                  (e)
           645,365              856,532          1,501,897              14,256            1996          07/97                  (e)
           460,167              802,640          1,262,807               9,767            1997          08/97                  (e)
           665,015              580,798          1,245,813              11,855            1994          05/97                  (e)
           488,259                   (g)           488,259                  (h)           1997          08/97                  (h)
           765,743              707,406          1,473,149              11,774            1997          07/97                  (e)
           319,237                   (g)           319,237                  (h)           1997          08/97                  (h)


           419,488              697,861          1,117,349               9,576            1997          04/97                  (e)
           361,238              711,595          1,072,833               6,580            1997          07/97                  (e)
           396,864              620,042          1,016,906               6,016            1997          06/97                  (e)
           369,886              513,533            883,419              15,527            1997          12/96                  (e)
           124,468              773,506            897,974              10,826            1997          04/97                  (e)
           388,820              773,834          1,162,654                  (c)             (d)         10/97                  (c)
           635,343              703,067          1,338,410               4,880            1997          10/97                  (e)
           286,850              606,547            893,397               6,772            1997          05/97                  (e)
           382,042              613,690            995,732               5,338            1997          07/97                  (e)
           537,223              592,536          1,129,759              14,421            1997          01/97                  (e)
           545,485              527,020          1,072,505              32,199            1996          11/95                  (e)
           403,002              610,815          1,013,817              26,930            1996          07/96                  (e)
           375,776              643,445          1,019,221              27,207            1996          07/96                  (e)
           370,342              548,107            918,449              13,540            1997          02/97                  (e)
           420,521              543,338            963,859               9,949            1997          03/97                  (e)
           437,667              591,877          1,029,544              26,729            1996          06/96                  (e)
           390,509              596,872            987,381              18,025            1997          02/97                  (e)
           737,038              604,806          1,341,844              14,388            1997          01/97                  (e)
           415,880              649,681          1,065,561              15,693            1997          01/97                  (e)
           730,674              600,180          1,330,854              16,285            1997          01/97                  (e)
           603,354              602,630          1,205,984              50,272            1986          06/95                  (e)
           911,754              581,552          1,493,306              12,720            1997          01/97                  (e)
           740,616              678,189          1,418,805                 124            1997          12/97                  (e)
           217,851              751,664            969,515              19,157            1992          01/97                  (e)
           387,455              625,933          1,013,388              14,948            1997          01/97                  (e)
           681,663              642,924          1,324,587              10,642            1997          04/97                  (e)
           631,275              567,912          1,199,187              11,695            1997          02/97                  (e)
           523,089              617,131          1,140,220               5,312            1997          07/97                  (e)
           358,130              668,383          1,026,513               5,127            1997          07/97                  (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                     Initial Cost                   To Acquisition
                                                             ---------------------------        ----------------------
                                                                             Buildings
                                            Encum-                              and             Improve-      Carrying
                                           brances           Land           Improvements         ments         Costs
                                           -------           ----           ------------        --------      --------
    Kenny Rogers' Roasters
      Restaurant:
        Grand Rapids, Michigan                  -             282,806            599,309               -            -

    Kentucky Fried Chicken
      Restaurant:
        Putnam, Connecticut                     -             301,723                 -                -            -

    Mr. Fables's Restaurant:
      Grand Rapids, Michigan                    -             320,594            559,433               -            -

    On The Border Restaurant:
      San Antonio, TX                           -                  -                  -         1,305,075           -

    Pizza Hut Restaurants:
      Adrian, Michigan                          -             242,239                 -                -            -
      Beaver, West Virginia                     -             212,053                 -                -            -
      Beckley, West Virginia                    -             209,432                 -                -            -
      Bedford, Ohio                             -             174,721                 -                -            -
      Belle, West Virginia                      -              46,737                 -                -            -
      Bluefield, West Virginia                  -             120,449                 -                -            -
      Bolivar, Ohio                             -             190,009                 -                -            -
      Bowling Green, Ohio                       -             200,442                 -                -            -
      Bowling Green, Ohio                       -             135,831                 -                -            -
      Carrollton, Ohio                          -             187,082                 -                -            -
      Cleveland, Ohio                           -             116,849                 -                -            -
      Cleveland, Ohio                           -             126,494                 -                -            -
      Cleveland, Ohio                           -             226,163                 -                -            -
      Cross Lanes, West Virginia                -             215,881                 -                -            -
      Defiance, Ohio                            -             242,239                 -                -            -
      Dover, Ohio                               -             245,145                 -                -            -
      East Cleveland, Ohio                      -             194,012                 -                -            -
      Euclid, Ohio                              -             202,050                 -                -            -
      Fairview Park, Ohio                       -             142,570                 -                -            -
      Huntington, West Virginia                 -             212,093                 -                -            -
      Hurricane, West Virginia                  -             180,803                 -                -            -
      Lambertville, Michigan                    -              99,166                 -                -            -
      Marietta, Ohio                            -             169,454                 -                -            -
      Mayfield Heights, Ohio                    -             202,552                 -                -            -
      Middleburg Heights, Ohio                  -             216,518                 -                -            -
      Millersburg, Ohio                         -             213,090                 -                -            -
      Milton, West Virginia                     -              99,815                 -                -            -
      Monroe, Michigan                          -             152,215                 -                -            -
      New Philadelphia, Ohio                    -             149,206                 -                -            -
      New Philadelphia, Ohio                    -             223,981                 -                -            -
      North Olmsted, Ohio                       -             259,922                 -                -            -
      Norwalk, Ohio                             -             261,529                 -                -            -
      Ronceverte, West Virginia                 -              99,733                 -                -            -
      Sandusky, Ohio                            -             259,922                 -                -            -
      Seven Hills, Ohio                         -             239,023                 -                -            -
      Steubenville, Ohio                        -             228,199                 -                -            -
      Strongsville, Ohio                        -             186,476                 -                -            -



                                                                                                                        Life
                    Gross Amount at Which Carried                                                                     on Which
                       at Close of Period (b)                                                                       Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------


           282,806              599,309            882,115          48,123              1995           08/95            (e)



           301,723                   (g)           301,723              (h)             1997           07/97            (h)


           320,594              559,433            880,027          33,362              1967           03/96            (e)


                -             1,305,075          1,305,075              (c)               (d)          10/97            (c)


           242,239                   -             242,239              (f)             1989           01/96            (f)
           212,053                   -             212,053              (f)             1986           05/96            (f)
           209,432                   -             209,432              (f)             1978           05/96            (f)
           174,721                   -             174,721              (f)             1975           01/96            (f)
            46,737                   -              46,737              (f)             1980           05/96            (f)
           120,449                   -             120,449              (f)             1986           05/96            (f)
           190,009                   -             190,009              (f)             1996           03/97            (f)
           200,442                   -             200,442              (f)             1985           01/96            (f)
           135,831                   -             135,831              (f)             1992           12/96            (f)
           187,082                   -             187,082              (f)             1990           03/97            (f)
           116,849                   -             116,849              (f)             1978           01/96            (f)
           126,494                   -             126,494              (f)             1986           01/96            (f)
           226,163                   -             226,163              (f)             1987           01/96            (f)
           215,881                   -             215,881              (f)             1990           05/96            (f)
           242,239                   -             242,239              (f)             1977           01/96            (f)
           245,145                   -             245,145              (f)             1975           05/97            (f)
           194,012                   -             194,012              (f)             1986           01/96            (f)
           202,050                   -             202,050              (f)             1983           01/96            (f)
           142,570                   -             142,570              (f)             1996           01/96            (f)
           212,093                   -             212,093              (f)             1978           05/96            (f)
           180,803                   -             180,803              (f)             1978           05/96            (f)
            99,166                   -              99,166              (f)             1994           01/96            (f)
           169,454                   -             169,454              (f)             1986           05/96            (f)
           202,552                   -             202,552              (f)             1980           04/96            (f)
           216,518                   -             216,518              (f)             1975           01/96            (f)
           213,090                   -             213,090              (f)             1989           03/97            (f)
            99,815                   -              99,815              (f)             1986           05/96            (f)
           152,215                   -             152,215              (f)             1994           01/96            (f)
           149,206                   -             149,206              (f)             1975           03/97            (f)
           223,981                   -             223,981              (f)             1983           03/97            (f)
           259,922                   -             259,922              (f)             1976           01/96            (f)
           261,529                   -             261,529              (f)             1993           01/96            (f)
            99,733                   -              99,733              (f)             1991           05/96            (f)
           259,922                   -             259,922              (f)             1978           01/96            (f)
           239,023                   -             239,023              (f)             1983           01/96            (f)
           228,199                   -             228,199              (f)             1983           03/97            (f)
           186,476                   -             186,476              (f)             1976           04/96            (f)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997

                                                                                                  Costs Capitalized
                                                                                                     Subsequent
                                                                   Initial Cost                    To Acquisition
                                                            ---------------------------        ----------------------
                                                                            Buildings
                                           Encum-                              and             Improve-      Carrying
                                          brances             Land         Improvements         ments         Costs
                                          -------           --------       ------------        --------      --------
      Toledo, Ohio                             -             128,604                 -                -            -
      Toledo, Ohio                             -             194,097                 -                -            -
      Toledo, Ohio                             -             208,480                 -                -            -
      Toledo, Ohio                             -             176,170                 -                -            -
      Toledo, Ohio                             -             197,227                 -                -            -
      Uhrichsville, Ohio                       -             279,779                 -                -            -
      Wellsburg, West Virginia                 -             167,170                 -                -            -

    Ruby Tuesday's Restaurant:
      London, Kentucky                         -             354,415                 -                -            -

    Ruth's Chris Steak House
      Restaurant:
        Tampa, Florida                         -           1,076,442          1,062,751               -            -

    Ryan's Family Steak House
      Restaurant:
        Spring Hill, Florida                   -             591,371                 -         1,175,273           -

    Shoney's Restaurants:
      Indian Harbor Beach, Florida             -             309,101                 -           420,249           -
      Las Vegas, Nevada                        -             656,316                 -           970,452           -
      Guadalupe, Arizona                       -             623,725                 -                -            -

    TGI Friday's Restaurant:
      Mesa, Arizona                            -             903,876                 -           284,913           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Camarillo, California                  -             640,061                 -           687,385           -
        Knoxville, Tennessee                   -             358,027                 -           444,622           -
        Westlake Village, California           -             763,232                 -           153,034           -
                                                        ------------        -----------      -----------     -------

                                                        $106,616,360        $43,045,117      $58,072,374     $     -
                                                        ============        ===========      ===========     =======




                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------
           128,604                   -             128,604                  (f)           1988          04/96                  (f)
           194,097                   -             194,097                  (f)           1993          12/96                  (f)
           208,480                   -             208,480                  (f)           1975          01/96                  (f)
           176,170                   -             176,170                  (f)           1985          01/96                  (f)
           197,227                   -             197,227                  (f)           1978          01/96                  (f)
           279,779                   -             279,779                  (f)           1983          03/97                  (f)
           167,170                   -             167,170                  (f)           1980          03/97                  (f)


           354,415                   (g)           354,415                  (h)           1997          08/97                  (h)



         1,076,442            1,062,751          2,139,193              20,236            1996          06/97                  (e)



           591,371            1,175,273          1,766,644              38,505            1996          09/96                  (e)


           309,101              420,249            729,350              11,312            1997          01/97                  (e)
           656,316              970,452          1,626,768                  (c)             (d)         08/97                  (c)
           623,725                   (g)           623,725                  (h)           1997          04/97                  (h)


           903,876              284,913          1,188,789                  (c)             (d)         09/97                  (c)



           640,061              687,385          1,327,446              33,167            1996          06/96                  (e)
           358,027              444,622            802,649              19,300            1996          05/96                  (e)
           763,232              153,034            916,266                  (c)             (d)         11/97                  (c)
      ------------         ------------       ------------          ----------

      $106,616,360         $101,117,491       $207,733,851          $2,395,665
      ============         ============       ============          ==========


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                 Costs Capitalized
                                                                                                     Subsequent
                                                                   Initial Cost                    To Acquisition
                                                           ---------------------------        ----------------------
                                                                           Buildings
                                          Encum-                              and             Improve-      Carrying
                                         brances           Land           Improvements         ments         Costs
                                         -------           ----           ------------        --------      --------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurants:
      Montclair, California                   -         $        -         $        -       $   890,100     $     -
      Salinas, California                     -                  -                  -           794,058           -

    Barb Wires Steakhouse and
      Saloon Restaurants:
        Cookeville, Tennessee                 -                  -           1,029,717               -            -
        Hendersonville, Tennessee             -                  -             782,282               -            -
        Lawrence, Kansas                      -                  -           1,022,607               -            -
        Murfreesboro, Tennessee               -                  -             976,699               -            -
        Nashville, Tennessee                  -                  -             949,367               -            -

    Black-Eyed Pea Restaurants:
      Albuquerque, New Mexico                 -                  -             705,746               -            -
      Albuquerque, New Mexico                 -                  -             704,757               -            -
      Bedford, Texas                          -                  -             655,028               -            -
      Dallas, Texas                           -                  -             655,011               -            -
      Dallas, Texas                           -                  -             698,827               -            -
      Forestville, Maryland                   -                  -             681,034               -            -
      Fort Worth, Texas                       -                  -             655,014               -            -
      Hillsboro, Texas                        -                  -                  -           849,816           -
      Houston, Texas                          -                  -             685,977               -            -
      Mesa, Arizona                           -                  -             906,740               -            -
      Oklahoma City, Oklahoma                 -                  -             651,523               -            -
      Phoenix, Arizona                        -                  -             677,681               -            -
      Phoenix, Arizona                        -                  -             677,805               -            -
      Phoenix, Arizona                        -                  -             682,141               -            -
      Scottsdale, Arizona                     -                  -                  -           823,188           -
      Tucson, Arizona                         -                  -             678,333               -            -
      Waco, Texas                             -                  -             699,815               -            -
      Wichita, Kansas                         -                  -             698,827               -            -

    Darryl's Restaurants:
      Evansville, Indiana                     -                  -             974,401               -            -
      Knoxville, Tennessee                    -                  -             709,047               -            -
      Louisville, Kentucky                    -                  -             915,201               -            -
      Mobile, Alabama                         -                  -           1,009,042               -            -
      Montgomery, Alabama                     -                  -             952,382               -            -
      Nashville, Tennessee                    -                  -             736,400               -            -
      Pensacola, Florida                      -                  -             725,709               -            -
      Richmond, Virginia                      -                  -             775,617               -            -
      Richmond, Virginia                      -                  -             650,175               -            -
      Winston-Salem, North Carolina           -                  -             812,752               -            -

    Denny's Restaurants:
      McKinney, Texas                         -                  -                  -           655,052           -
      Tampa, Florida                          -                  -                  -           715,957           -



                                                                                                                        Life
                    Gross Amount at Which Carried                                                                     on Which
                        at Close of Period (b)                                                                      Depreciation
       --------------------------------------------------                                                             in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------





                  (g)                  (g)                (g)             (h)           1997           08/96              (h)
                  (g)                  (g)                (g)             (h)           1997           09/96              (h)



                  (g)                  (g)                (g)             (h)           1994           08/97              (h)
                  (j)                  (g)                (g)             (h)           1974           08/97              (h)
                  (g)                  (g)                (g)             (h)           1994           08/97              (h)
                  (g)                  (g)                (g)             (h)           1995           08/97              (h)
                  (g)                  (g)                (g)             (h)           1978           08/97              (h)


                  (j)                  (g)                (g)             (h)           1993           10/97              (h)
                  (j)                  (g)                (g)             (h)           1993           10/97              (h)
                  (j)                  (g)                (g)             (h)           1993           03/97              (h)
                  (j)                  (g)                (g)             (h)           1996           03/97              (h)
                  (j)                  (g)                (g)             (h)           1991           10/97              (h)
                  (j)                  (g)                (g)             (h)           1989           10/97              (h)
                  (j)                  (g)                (g)             (h)           1991           03/97              (h)
                  (g)                  (g)                (g)             (h)           1996           06/96              (h)
                  (j)                  (g)                (g)             (h)           1990           10/97              (h)
                  (g)                  (g)                (g)             (h)           1994           09/97              (h)
                  (j)                  (g)                (g)             (h)           1992           03/97              (h)
                  (j)                  (g)                (g)             (h)           1991           09/97              (h)
                  (j)                  (g)                (g)             (h)           1993           09/97              (h)
                  (j)                  (g)                (g)             (h)           1994           09/97              (h)
                  (j)                  (g)                (g)             (h)           1997           04/97              (h)
                  (j)                  (g)                (g)             (h)           1995           09/97              (h)
                  (j)                  (g)                (g)             (h)           1991           10/97              (h)
                  (j)                  (g)                (g)             (h)           1992           10/97              (h)


                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1984           06/97              (h)
                  (g)                  (g)                (g)             (h)           1981           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1982           06/97              (h)
                  (g)                  (g)                (g)             (h)           1982           06/97              (h)
                  (g)                  (g)                (g)             (h)           1978           06/97              (h)


                  (g)                  (g)                (g)             (h)           1996           06/96              (h)
                  (g)                  (g)                (g)             (h)           1997           02/97              (h)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                      Initial Cost                   To Acquisition
                                                             ---------------------------        ----------------------
                                                                             Buildings
                                            Encum-                              and             Improve-      Carrying
                                           brances           Land           Improvements         ments         Costs
                                           -------           ----           ------------        --------      --------
    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio                          -                  -           1,044,311               -            -
        Columbia, Tennessee                     -                  -                  -           939,712           -
        Eastlake, Ohio                          -             256,332          1,473,307               -            -
        Hopkinsville, Kentucky                  -                  -                  -           869,221           -

    International House of
      Pancakes Restaurants:
        Elk Grove, California                   -                  -           1,039,584               -            -
        Loveland, Colorado                      -                  -             963,597               -            -
        Victoria, Texas                         -                  -             814,015               -            -

    Kentucky Fried Chicken
      Restaurant:
        Putnam, Connecticut                     -                  -             530,846               -            -

    Popeye's Chicken Restaurant:
      Starke, Florida                           -             208,910                 -           427,067           -

    Ruby Tuesday's Restaurant:
      London, Kentucky                          -                  -                  -           845,249           -

    Shoney's Restaurant:
      Guadalupe, Arizona                        -                  -                  -           919,322           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        San Diego, California                   -                  -                  -           590,058           -
        Sevierville, Tennessee                  -                  -                  -           531,726           -
                                                          -----------        -----------      -----------     -------

                                                          $   465,242       $ 30,001,317      $ 9,850,526     $     -
                                                          ===========       ============      ===========     =======




                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------


           (j)                  (g)                (g)                (h)              1995           08/96               (h)
           (g)                  (g)                (g)                (h)              1996           12/96               (h)
           (g)                  (g)                (g)                (i)              1996           12/96               (i)
           (g)                  (g)                (g)                (h)              1996           02/97               (h)



           (g)                  (g)                (g)                (h)              1997           08/97               (h)
           (g)                  (g)                (g)                (h)              1997           08/97               (h)
           (g)                  (g)                (g)                (h)              1997           08/97               (h)


           (g)                  (g)                (g)             (h)                 1997           07/97               (h)


           (g)                  (g)                (g)             (i)                 1997           05/97               (i)


           (g)                  (g)                (g)             (h)                 1997           08/97               (h)


           (g)                  (g)                (g)             (h)                 1997           04/97               (h)



           (j)                  (g)                (g)             (h)                 1996           10/96               (h)
           (j)                  (g)                (g)             (h)                 1996           06/96               (h)



                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        ----------------------------------------------------------------

                                December 31, 1997



(a) Transactions in real estate and accumulated depreciation during 1997, 1996 and 1995 are summarized as follows:

                                                                   Accumulated
                                                    Cost (b)      Depreciation
                                                 ------------     ------------

            Properties the Company
              has Invested in Under
              Operating Leases:

                Balance, December 31, 1994       $         -       $         -
                Acquisitions (l)                   19,824,044                -
                Depreciation expense (e)                   -            100,318
                                                 ------------      ------------

                Balance, December 31, 1995         19,824,044           100,318
                Acquisitions (l)                   41,030,498                -
                Depreciation expense (e)                   -            511,078
                                                 ------------      ------------

                Balance, December 31, 1996         60,854,542           611,396
                Acquisitions (1)                  146,879,309                -
                Depreciation expense (e)                   -          1,784,269
                                                 ------------      ------------

                Balance, December 31, 1997       $207,733,851      $  2,395,665
                                                 ============      ============

(b) As of December 31, 1997, 1996 and 1995, the aggregate cost of the Properties owned by the Company and its subsidiary for federal income tax purposes was $248,050,936, $73,144,286 and $21,199,004, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c)        Property  was  not  placed  in  service  as  of  December  31,  1997;
           therefore, no depreciation was taken.

(d)        Scheduled for completion in 1998.

(e) Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(f)        The  building  portion  of this  Property  is  owned  by the  tenant;
           therefore, depreciation is not applicable.

(g) For financial reporting purposes, certain components of the lease relating to land and/or building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(h) For financial reporting purposes, the portion of this lease relating to the building has been recorded as direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(i) For financial reporting purposes, the lease for the land and building has been recorded as direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

               NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
               ---------------------------------------------------
                            DEPRECIATION - CONTINUED
                            ------------------------

                                December 31, 1997


(j) The Company owns the building only relating to this Property. This Property is subject to a ground lease between the tenant and an unaffiliated third party. In connection therewith, the Company entered into either a tri-party agreement with the tenant and the owner of the land or an assignment of interest in the ground lease with the landlord of the land. The tri-party agreement or assignment of interest each provide that the tenant is responsible for all obligations under the ground lease and provide certain rights to the Company to help protect its interest in the building in the event of a default by the tenant under the terms of the ground lease.

(k) The restaurant on the property in Franklin, Tennessee, was converted from a Kenny Rogers' Roasters restaurant to a Boston Market restaurant in 1996.

(l)      During the years ended  December 31, 1997,  1996 and 1995,  the Company
         (i) incurred acquisition fees totalling $10,011,715, $4,535,685 and $1,730,437, respectively, paid to the Advisor, (ii) purchased land and buildings from affiliates of the Company for an aggregate cost of approximately $5,450,000, $2,610,000 and $6,621,000, respectively, and
         (iii) paid development/construction management fees to affiliates of the Company totalling $369,570 and $159,350 during the years ended December 31, 1997 and 1996, respectively. No development/construction management fees were paid to affiliates during the year ended December 31, 1995. Such amounts are included in land and buildings on operating leases, net investment in direct financing leases and other assets at December 31, 1997, 1996 and 1995.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                   -------------------------------------------

                                December 31, 1997


                                                                                                                        Principal
                                                                                                                         Amount
                                                                                                                        of Loans
                                                                                                                       Subject to
                                                         Final       Periodic              Face        Carrying        Delinquent
                                         Interest      Maturity      Payment    Prior    Amount of     Amount of        Principal
         Description                       Rate          Date         Terms     Liens    Mortgages     Mortgages       or Interest
------------------------------           --------   -------------    --------   -----   -----------   -----------      -----------
Castle Hill Holdings V, L.L.C.
First Mortgages                           10.75%    January, 2016       (1)     $  -    $ 8,475,000   $ 8,700,023      $        -
  Pizza Hut Restaurants:
    Adrian, MI
    Bedford, OH
    Bowling Green, OH
    Cleveland, OH
    Cleveland, OH
    Cleveland, OH
    Defiance, OH
    East Cleveland, OH
    Euclid, OH
    Fairview Park, OH
    Lambertville, MI
    Mayfield Heights, OH
    Middleburg Heights, OH
    Monroe, MI
    North Olmstead, OH
    Norwalk, OH
    Sandusky, OH
    Seven Hills, OH
    Strongsville, OH
    Toledo, OH
    Toledo, OH
    Toledo, OH
    Toledo, OH

Castle Hill Holdings VI, L.L.C.
First Mortgages                           10.75%       June, 2016          (1)       -             3,888,000     4,030,612        -
  Pizza Hut Restaurants:
    Beaver, WV
    Beckley, WV
    Belle, WV
    Bluefield, WV
    Cross Lanes, WV
    Huntington, WV
    Hurricane, WV
    Marietta, OH
    Milton, WV
    Ronceverte, WV

Castle Hill Holdings VII, L.L.C.
First Mortgages                           10.75%    January, 2017          (1)       -             484,000       503,900          -
  Pizza Hut Restaurants:
    Bowling Green, OH
    Toledo, OH

Castle Hill Holdings VII (Phase II), L.L.C.
First Mortgages                           10.50%      April, 2017          (2)       -             4,200,000     4,387,475        -
  Pizza Hut Restaurants:
    Bolivar, OH
    Carrollton, OH
    Dover, OH
    Millersburg, OH
    New Philadelphia, OH
    New Philadelphia, OH
    Steubenville, OH
    Uhrichsville, OH
    Weirton, WV
    Wellsburg, WV
    Wintersville, OH

    Total                                                               $  -    $17,047,000     $17,622,010          (4)      $
                                                                        =====   ===========     ===========                    =====


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

              SCHEDULE IV - NOTES TO MORTGAGE LOANS ON REAL ESTATE
              ----------------------------------------------------

                                December 31, 1997






(1) Equal monthly payments of principal and interest at an annual rate of 10.75%.

(2) Equal monthly payments of principal and interest at an annual rate of 10.50%.

(3)      The tax carrying value of the notes is $17,622,010.

(4)      The changes in the carrying amounts are summarized as follows:

                                            1997          1996          1995
                                         -----------   -----------   ----------

         Balance at beginning of period  $13,389,607   $        -    $        -

         New mortgage loans                4,200,000    12,847,000            -

         Accrued interest                     83,601        35,286            -

         Collection of principal            (250,732)     (133,850)           -

         Deferred financing income           (39,180)      (46,268)           -

         Unamortized loan costs              238,714       687,439            -
                                         -----------   -----------   ----------

         Balance at end of period        $17,622,010   $13,389,607   $        -
                                         ===========   ===========   ==========

                                    EXHIBIT E

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM JANUARY 1, 1998
                              THROUGH MARCH 2, 1998
                For the Year Ended December 31, 1997 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from January 1, 1998 through March 2, 1998. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1997 through December 31, 1997. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                                                             Tumbleweed Southwest         Tumbleweed Southwest
                                    Golden Corral      Golden Corral       Mesquite Grill & Bar (7)      Mesquite Grill & Bar (7)
                                 Dubuque #2, IA (6)    Edmond, OK (6)          Clarkesville, TN               Hermitage, TN
                                 ------------------   ---------------      ------------------------      ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         (5)                   (5)                  (5)                              (5)

Asset Management Fees (2)             (5)                   (5)                  (5)                              (5)

General and Administrative
  Expenses (3)                        (5)                   (5)                  (5)                              (5)

Estimated Cash Available from
  Operations                          (5)                   (5)                  (5)                              (5)

Depreciation and Amortization
  Expense (4)                         (5)                   (5)                  (5)                              (5)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      (5)                   (5)                  (5)                              (5)




                                  See Footnotes

                                         Arby's               Jack in the Box
                                    Jacksonville, FL        Los Angeles #4, CA
                                    ----------------        ------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                           (5)                       (5)

Asset Management Fees (2)               (5)                       (5)

General and Administrative
  Expenses (3)                          (5)                       (5)

Estimated Cash Available from
  Operations                            (5)                       (5)

Depreciation and Amortization
  Expense (4)                           (5)                       (5)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                        (5)                       (5)





-----------------
FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                         Estimated Final Completion Date
         --------                         -------------------------------

         Dubuque #2 Property                      July 19, 1998
         Edmond Property                          July 19, 1998
         Clarksville Property                     August 9, 1998
         Hermitage Property                       August 9, 1998
         Jacksonville Property                    August 19, 1998
         Los Angeles #4 Property                  August 22, 1998

(6) The Lessee of the Dubuque #2 and Edmond Properties is the same unaffiliated lessee.

(7) The Lessee of the Clarksville and Hermitage Properties is the same unaffiliated lessee.